SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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METRIS COMPANIES INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10900 Wayzata Boulevard
Minnetonka, Minnesota 55305-1534

July 30, 2004

Dear Stockholder:

      I am pleased to invite you to attend Metris Companies Inc.’s 2004 Annual Meeting of Stockholders, which will be held on Wednesday, September 15, 2004, at 9:00 a.m. (CDT) at our headquarters, located at 10900 Wayzata Boulevard, Minnetonka, Minnesota.

      On the page following this letter you will find the Notice of Annual Meeting, which lists the matters to be considered at the meeting. Following the Notice is the Proxy Statement, which describes those matters and provides other information concerning the Company and its management. As you may recall, we recently sent you a copy of the Company’s 2003 Annual Report on Form 10-K/A, which contained all of our key financial data, as well as a detailed description of the Company’s operations. Please read carefully the Notice and Proxy Statement. Also enclosed is your Proxy card, which allows you to vote on the matters to be considered at the Annual Meeting.

      Your vote and participation are important to us. Please vote your Proxy promptly, even if you plan to attend the meeting. You can attend the meeting and vote in person, even if you have mailed in a Proxy card or voted by Internet or telephone.

      The Board of Directors recommends that stockholders vote FOR each of the director nominees and FOR the other proposals.

      I look forward to seeing you on September 15th.

Sincerely,

DAVID D. WESSELINK
Chairman and Chief Executive Officer

METRIS COMPANIES INC.

10900 Wayzata Boulevard
Minnetonka, Minnesota 55305-1534

NOTICE OF ANNUAL MEETING
BY ORDER OF THE BOARD OF DIRECTORS

TIME AND DATE	9:00 a.m. (CDT) Wednesday, September 15, 2004

PLACE	Metris Companies Inc. 10900 Wayzata Boulevard Minnetonka, Minnesota 55305-1534

ITEMS OF BUSINESS	1) To elect eleven directors, including seven directors to be elected by the Company’s common stockholders and four directors to be elected by the Company’s preferred stockholders.

2) To approve the Metris Companies Inc. Annual Incentive Bonus Plan for Designated Corporate Officers.

3) To ratify KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2004.

4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	You can vote if you were a stockholder of record on July 19, 2004.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. Please vote promptly in one of the ways explained in the Proxy Statement.

Richard G. Evans Secretary July 30, 2004

i

METRIS COMPANIES INC. PROXY STATEMENT

ATTENDANCE AND VOTING MATTERS

Why Did You Send Me This Proxy Statement?

      We sent you this Proxy Statement and the enclosed Proxy card because the Board of Directors (“Board”) of Metris Companies Inc. (“we,” “us,” “our,” “Metris” or “Company”) is soliciting your proxy to vote at the Company’s 2004 Annual Meeting of Stockholders (“Annual Meeting”). This Proxy Statement summarizes information concerning the director nominees and certain other proposals, and provides you with information concerning the Company’s performance and the compensation of our executive officers and directors. This information will help you to make an informed vote at the Annual Meeting.

      We began mailing this Proxy Statement, the attached Notice of Annual Meeting and the enclosed Proxy card on or about July 30, 2004.

Who is Entitled to Vote?

      Holders of our Common Stock. Stockholders of record of the Company’s common stock, par value $.01 (“Common Stock”), at the close of business on July 19, 2004 (“Record Date”), are entitled to vote at the Annual Meeting. A holder of Common Stock is entitled to one vote for each share of Common Stock held on the Record Date for each of the proposals set forth herein, except for electing to the Board nominees to represent the holders of our Series C Perpetual Convertible Preferred Stock, as discussed below, in which case the holders of Common Stock have no right to vote. There is no cumulative voting.

      Holders of our Series C Perpetual Convertible Preferred Stock. The holders of our Series C Perpetual Convertible Preferred Stock (“Series C Preferred Stock”) are entitled to vote on all matters voted on by holders of our Common Stock, voting as a single class with the common stockholders, except for the election of directors. With respect to a vote on any matter other than the election of directors, each share of Series C Preferred Stock entitles its holder to cast the same number of votes he or she would have been able to cast if the share of Series C Preferred Stock was converted into Common Stock on the Record Date. One share of Series C Preferred Stock is convertible into 30 shares of Common Stock, plus a premium amount designed to guarantee a portion of seven years’ worth of dividends at a 9% annual rate. For conversions in 2004, the premium amount would be equal to 100% of those dividends.

      Affiliates of Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, hold most of the outstanding shares of our Series C Preferred Stock. So long as they or their affiliates own at least 25% of the originally issued Series C Preferred Stock (or any shares of Common Stock issued upon conversion thereof), the holders of a majority of the shares of Series C Preferred Stock are entitled to elect four out of eleven directors of the Board. So long as the holders of our Series C Preferred Stock are entitled to elect four directors and the Thomas H. Lee Equity Fund IV, L.P. owns any shares of the Series C Preferred Stock (or any shares of Common Stock issued upon conversion thereof), it will have the right to appoint one of the four directors. So long as Thomas H. Lee Equity Fund IV, L.P. and its affiliates own at least 10% but less than 25% of the originally issued Series C Preferred Stock (or any shares of Common Stock issued upon conversion thereof), the holders of a majority of the shares of Series C Preferred Stock are entitled to elect one director.

      On the Record Date the total shares outstanding were:

•	57,957,291 shares of Common Stock, and

•	1,321,204 shares of Series C Preferred Stock.

The Series C Preferred Stock is fully convertible into Common Stock. This means that, as of the Record Date, our stockholders holding Series C Preferred Stock would receive 45,053,541 shares, or approximately

43.7%, of our Common Stock on a diluted basis upon conversion of their Series C Preferred Stock. Previously, a portion of the Series C Preferred Stock would have been converted into non-voting Series D Preferred Stock in order to limit the percentage ownership of our outstanding voting stock by a single stockholder or group of stockholders to less than 35%. However, this provision was in effect only for so long as any of our 10% Senior Notes due 2004 were outstanding. The 10% Senior Notes were repaid in June 2004.

      A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 days prior to the Annual Meeting, at our corporate headquarters during normal business hours.

How Do I Vote?

      Stockholders of record. If you are a stockholder of record, you can vote on matters to come before the Annual Meeting in one of three ways:

•	by personally attending the Annual Meeting and casting your vote there;

•	by marking, signing, dating and promptly returning the enclosed Proxy card by mail; or

•	on the Internet at www.proxyvote.com.

      The Board has selected David D. Wesselink and Richard G. Evans, the persons named on the Proxy card accompanying this Proxy Statement, to serve as proxies for the Annual Meeting. Messrs. Wesselink and Evans are officers of the Company.

      Employees in the Metris Companies Inc. Employee Stock Purchase Plan. If you hold shares of Common Stock under the Metris Companies Inc. Employee Stock Purchase Plan, you can vote those shares in any of the ways described above.

      Employees in the Metris Retirement Plan 401(k). If you hold shares of Common Stock in the Metris Retirement Plan 401(k) (“401(k) Plan”), an employee benefit plan of the Company, you may direct Scudder Trust Company, the trustee for the 401(k) Plan, to vote those shares in the ways described above except in person at the Annual Meeting. You should vote by September 8, 2004. ADP Investor Communication Services will calculate the votes returned by all holders in the 401(k) Plan and notify the trustee. The trustee will act in accordance with your instructions for voting your shares of Common Stock held in your 401(k) account. If your voting instructions for your 401(k) account are not received by September 8, 2004, the trustee will vote your shares in its absolute discretion.

      Beneficial stockholders. If your shares are held in the name of a bank, broker or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares. Telephone and Internet voting are available to stockholders owning stock through most major banks and brokers.

If you vote by telephone or the Internet, you do not

need to return your Proxy card.

May I Revoke My Proxy?

      If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	you may send in another Proxy card with a later date;

•	you may notify the Company’s Secretary in writing at 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534; or

•	you may vote in person at the Annual Meeting.

If you choose to revoke your proxy by attending the Annual Meeting, you must vote at the meeting in accordance with the rules for voting at the Annual Meeting. Attending the Annual Meeting will not, by itself, constitute revocation of a proxy.

Must a Minimum Number of Stockholders Vote or be Present at the Annual Meeting?

      A quorum of stockholders is necessary to hold a valid meeting. Our Amended and Restated Bylaws (“Bylaws”) state that the presence, in person or by proxy, of holders of one-third of the shares entitled to vote shall constitute a quorum. Under Delaware law, if a stockholder abstains from voting as to any particular matter, then the shares held by that stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to the matter.

      The Inspectors of Election also will treat broker non-votes as shares that are present and entitled to vote for purposes of determining a quorum. Broker non-votes occur when a broker holding stock in “street name” votes shares on some matters but not others. As to matters for which the broker lacks discretionary authority, the shares will be treated as not present and not entitled to vote, even if included for purposes of determining a quorum.

      If the number of shares present at the Annual Meeting is insufficient to constitute a quorum, the Annual Meeting may be adjourned to a later date by the vote of a majority of shares present. No notice, other than as given at the Annual Meeting itself, is required with respect to the time and place for reconvening the Annual Meeting.

What Vote is Required to Approve Each Proposal?

      The affirmative vote of a majority of the shares of our Common Stock represented at the meeting is required to elect Leo R. Breitman, John A. Cleary, Jerome J. Jenko, Donald J. Sanders, Edward B. Speno, Frank D. Trestman and David D. Wesselink as directors, and the affirmative vote of a majority of the shares of our Series C Preferred Stock is required to elect C. Hunter Boll, Thomas M. Hagerty, David V. Harkins and Thomas H. Lee as directors (see Proposal One at page 31 of this Proxy Statement).

      Approval of Proposals Two and Three require the affirmative vote of a majority of all shares of our Common Stock and our Series C Preferred Stock represented at the meeting. The Series C Preferred Stock votes on an as-converted basis and in a single class with the Common Stock.

What Are the Costs of Soliciting Proxies?

      We will pay all costs of soliciting proxies. In addition to mailing proxy solicitation materials, we also may solicit proxies by telephone, facsimile, e-mail or otherwise. We also ask banks, brokers and other institutions, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners or principals and to obtain authority to execute Proxy cards. We will reimburse them for their expenses. Officers and other regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies in person or by telephone, facsimile or e-mail.

What Matters May be Raised at the Annual Meeting?

      The Board is aware of three items for action at the Annual Meeting:

1. the election of eleven directors, including seven directors to be elected by the Company’s common stockholders and four directors to be elected by the Company’s preferred stockholders;

2. the approval of the Metris Companies Inc. Annual Incentive Bonus Plan for Designated Corporate Officers; and

3. the ratification of KPMG LLP (“KPMG”) as independent auditor for the Company for the fiscal year ending December 31, 2004.

      For the Annual Meeting, our Bylaws required that stockholders submit in writing any nomination for director or any other item of business not less than 45 days prior to the date one year after the date on which we first mailed last year’s Proxy Statement, or March 15, 2004. No stockholder has made a nomination or submitted an item of business.

      Under the proxy rules promulgated by the Securities and Exchange Commission (“SEC”), a proxy may confer discretionary authority to vote on any matter for which we did not provide specific notice in accordance with the notice provisions in our Bylaws. Therefore, if any other matter is presented at the Annual Meeting and you have signed and returned a Proxy card, the holder of your proxy will vote upon that matter in his discretion.

      In addition, under the rules of the SEC, the holders of your proxy may also vote in their discretion with respect to matters incident to the conduct of the Annual Meeting or, in the case of a nominee for election as director who is unable to serve, for a substitute nominee.

What if I Want to Obtain Further Information on Matters Reported in the Company’s Form 10-K/A?

      We sent copies of our Annual Report on Form 10-K/A for the year ended December 31, 2003 (“2003 Form 10-K/A”), to stockholders on June 9, 2004. If two or more stockholders share an address, we only delivered one copy of this Proxy Statement and the Form 10-K/A unless we received contrary instructions from one or more of the stockholders. Other stockholders who have actively consented received copies of both documents electronically. If you need a copy of our Proxy Statement or 2003 Form 10-K/A, we will send one to you without charge. Please submit your request to:

Metris Companies Inc.
Attention: Investor Relations
10900 Wayzata Boulevard
Minnetonka, Minnesota 55305-1534

or contact Investor Relations by phone (952) 417-5752 or by fax (952) 417-5613. You may also view, obtain or request a copy of our 2003 Form 10-K/A on our website at www.metriscompanies.com.

CORPORATE GOVERNANCE

How Do We Manage Our Company?

      Under Delaware law, the ultimate decision-making body of the Company is the Board of Directors. The Board decides all of our major questions and selects management to manage our day-to-day operations. To meet its obligations, the Board meets at least quarterly. When circumstances arise requiring the decision of the Board prior to the next regularly scheduled meeting, the Board may hold a special meeting to discuss such matters. In addition, during 2003, Board members met periodically on an ad hoc basis to discuss current issues facing the Company. The Board may also render decisions through Unanimous Written Consents.

      Each member of the Company’s Board serves for a term that expires at the annual meeting held in the year following their election. Four of the current directors of the Company will stand for election by the common stockholders at this year’s Annual Meeting (see Proposal One at page 31 of this Proxy Statement). Lee R. Anderson, Sr. and Walter M. Hoff have decided not to stand for re-election due to personal and business time constraints.

      As part of the Board’s duties, it oversees the corporate governance of the Company for the purpose of creating long-term value for our stockholders and safeguarding its commitment to our other stakeholders (e.g., employees, customers, suppliers and creditors). To accomplish this purpose, the Board considers the interests of the Company’s stockholders and stakeholders when, together with management, it sets the strategies and objectives of the Company.

      The Company encourages, but does not require, attendance by directors at annual meetings of stockholders. At last year’s annual meeting, nine out of eleven directors were present.

Does the Board have a Lead Director?

      In February 2003, the Board elected Frank D. Trestman to serve as its Lead Director. The Lead Director is authorized to convene an executive session of non-management directors at any meeting of the Board and to preside over that portion of the meeting. The Lead Director is also authorized to appoint an alternative Lead Director for any meeting of the Board which he is unable to attend, or to preside over any portion of an executive session of non-management directors which requires the expertise of another director. In order to promote open discussion among non-management directors, the Company will schedule regular executive sessions in which those directors meet without management participation.

How Often Did Our Directors Meet?

      During 2003, the Board held four regular quarterly meetings and seventeen special meetings. In addition to meetings of the Board, the directors attended meetings of the various standing committees of the Board. From time to time, management also informally sought counsel and advice from members of the Board on an ad hoc basis. Overall director attendance at Board and standing committee meetings during 2003 was 89%.

      In 2003, C. Hunter Boll, one of four Board members elected by the holders of our Series C Preferred Stock, had overall Board attendance of less than 75%. Mr. Boll had a 43% attendance rate as he was unable to attend twelve out of twenty-one Board meetings due to schedule conflicts.

How Can I Communicate with the Board?

      Stockholders and interested parties desiring to communicate with the Board, an individual director, including the Lead Director, or with the non-management directors as a group, may do so by sending written communications to the Board or director in care of the Secretary of the Company at 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534. The Secretary will submit all such communications to the Board or individual director, as the case may be, in a timely manner.

What Committees has the Board Established?

      Our Bylaws authorize the full Board to create committees to assist in the management of the Company. The Board has four standing committees.

      The Audit Committee, comprised of three independent members of the Board, oversees and reviews the Company’s financial and accounting practices. The Audit Committee also reviews and discusses financial information with management before the public release of quarterly earnings information, meets with KPMG and PricewaterhouseCoopers LLP (our internal auditor) and selects the independent auditor. In addition, the Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company’s independent auditor, other than as may be allowed by applicable law. The Committee delegated to Frank D. Trestman, Chairman of the Audit Committee, the authority to grant any pre-approvals required to be made by the Committee pursuant to Section 10A(i) of the Securities Exchange Act of 1934, as amended, and directed Mr. Trestman to report any such pre-approvals to the Audit Committee at each of its scheduled meetings. The Audit Committee also has established internal complaint procedures for the receipt, retention and treatment of complaints or concerns relating to accounting, internal control and auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

      The Audit Committee met at four regular meetings and eight special meetings during 2003. At each regular meeting, it received reports from management and our independent auditor concerning the Company’s accounting and reporting practices and fiscal soundness. The Committee also reviewed reports regarding complaints received through the Company’s “employee hotline.” All members of the Audit Committee are independent for purposes of the New York Stock Exchange (“NYSE”) listing standards. As a result of new rules promulgated by the NYSE, the Audit Committee adopted the Amended and

Restated Audit Committee Charter, which is attached to this Proxy Statement as Appendix A; that Charter also is available on the Company’s website at www.metriscompanies.com.

      The Compensation Committee, which during 2003 was comprised of three members of the Board, determines the compensation awarded to directors and officers, subject to ratification by the full Board for compensation and benefits granted to our Chairman and Chief Executive Officer (“CEO”). The Compensation Committee approves, adopts and administers our compensation plans and administers and grants stock options and performance-based restricted stock units under the Company’s stock option plan for employees. During 2003, the Compensation Committee met at four regular and three special meetings. All members of the Compensation Committee are independent for purposes of the NYSE listing standards. As a result of new rules promulgated by the NYSE, the Compensation Committee adopted the Amended and Restated Compensation Committee Charter, which is attached to this Proxy Statement as Appendix B; that Charter also is available on the Company’s website at www.metriscompanies.com.

      On December 31, 2003, Thomas M. Hagerty resigned as a member of the Compensation Committee due to his level of ownership in Thomas H. Lee Equity Fund IV, L.P., an entity to which the Company paid a commitment fee in 2003 (see “Do Any Directors Have Relationships With Entities Doing Business With the Company?” at page 9 of this Proxy Statement for additional information). Had he not resigned, effective January 1, 2004, Mr. Hagerty would not have been considered an outside director pursuant to Internal Revenue Code §162(m) for purposes of voting on compensation plans of the Company.

      The Executive Committee, comprised of three members of the Board, is authorized to exercise the full power of the Board in the management and conduct of business affairs during interim periods between meetings of the Board. The Executive Committee met eleven times during 2003.

      The Nominating/ Corporate Governance Committee is comprised of three members of the Board. Among other things, the Nominating/ Corporate Governance Committee is authorized to identify, select and recommend for consideration by the Board candidates for election as directors of the Company, and assist the Board in fulfilling its corporate governance and oversight responsibilities. This Committee also will review and respond to director nominations or recommendations submitted by stockholders of the Company. A stockholder of the Company that desires or elects to make such a nomination or recommendation must submit a notice to the Secretary of the Company within the time frame described (see “What Matters May be Raised at the Annual Meeting?” at page 3 of this Proxy Statement for additional information). The notice must set forth: (i) the name, age, business and residence addresses of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of shares of stock of the Company beneficially owned by the nominee; (iv) any other information relating to the nominee that would be required to be disclosed in solicitations or proxies for the election of such nominee; (v) the name and address of the stockholder submitting the nomination or recommendation; and (vi) the class and number of shares of stock of the Company beneficially owned by the stockholder submitting the nomination or recommendation. The Company did not receive any director nominations or recommendations from stockholders for consideration at this Annual Meeting. The Nominating/ Corporate Governance Committee will evaluate all potential candidates consistent with the Board’s criteria for selecting new directors, which is described below.

      The Nominating/ Corporate Governance Committee will select nominees for director on the basis of outstanding achievement in their personal careers and their leadership in the companies or institutions with which they are or were affiliated. In addition, nominees for director also should have broad business experience; exhibit practical wisdom; possess the highest personal and professional ethics, integrity and values; have the ability to make independent, analytical inquiries and constructively challenge management through their active participation; possess a willingness to devote adequate time to Board duties; and be committed to promoting the long-term interests of the Company’s stockholders. The Board believes that each director should have a basic understanding of (i) the principal operational and financial objectives, plans and strategies of the Company; (ii) the results of operations and financial condition of the Company and any of its significant subsidiaries or business segments; and (iii) the relative standing of the Company and its business segments in relation to its competitors. The Board is committed to diversified membership and will not discriminate on the basis of race, color, religion, gender, age, national origin, disability, marital status, pregnancy, sexual orientation, or any other status or condition protected by local, state or federal law in selecting nominees.

      The Nominating/ Corporate Governance Committee identifies potential nominees through solicitation of nominations from members of the Board, senior officers of the Company, and other parties. In addition, as noted above, the Committee will review and respond to director nominations submitted by stockholders of the Company. Once potential nominees are identified, an intensive interview process is conducted, which the Chair of this Committee organizes. In addition, the Company’s Human Resources Department conducts a background check and validation of a nominee’s resume and vitae. Upon compilation of all documentation, the Nominating/ Corporate Governance Committee meets to discuss and vote on recommending director nominees to the full Board. The full Board is responsible for selecting nominees as directors and recommending them for election by the Company’s stockholders. The Committee does not currently use any third-party services to assist in the identification or evaluation of candidates for the Board. However, it may consider engaging a third party to provide such services in the future, if appropriate.

      The Nominating/ Corporate Governance Committee recommended, and the Board approved, a revised Code of Conduct and Business Ethics that is applicable to all employees and directors of the Company, and a separate Code of Conduct and Business Ethics for Senior Financial Management. Both Codes are available on the Company’s website at www.metriscompanies.com. Any amendments to or waivers of our Code of Conduct and Business Ethics will be promptly disclosed on the Company’s website.

      The Nominating/ Corporate Governance Committee met four times during 2003. Currently, only one member of the Committee is independent for purposes of the NYSE listing standards. However, the Board intends to appoint new members to the Nominating/ Corporate Governance Committee immediately after the Annual Meeting, all of whom will be independent for purposes of the NYSE listing standards. As a result of new rules promulgated by the NYSE, the Nominating/ Corporate Governance Committee adopted the Amended and Restated Nominating/ Corporate Governance Committee Charter, which is attached to this Proxy Statement as Appendix C; that Charter also is available on the Company’s website at www.metriscompanies.com.

      The table below shows the committee membership of each director as of the Record Date. Only Mr. Wesselink was an employee of the Company on the Record Date.

Committees

Nominating/
Corporate
Director	Audit		Compensation		Executive		Governance

Anderson							X
Boll
Cleary†			X	*
Hagerty
Harkins					X
Hoff†	X
Lee							X
Speno†	X		X				X *
Trestman†	X	*			X
Wesselink					X	*

*	Indicates Chair

†	Indicates independent director for purposes of NYSE listing standards

How does the Board Determine Director Independence?

      The Nominating/ Corporate Governance Committee recommended and the Board has approved Corporate Governance Guidelines for the Company. Among other things, the Guidelines set forth the criteria to be used by the Board to determine if a director of the Company is independent. For a director to be considered independent, the Board must determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. A director will not be independent if, within the preceding three years, (i) the director was employed by the Company; (ii) an immediate family member of the director was employed as an officer of the Company; (iii) the director receives, or an immediate family member receives, more than $100,000 in direct compensation from the Company; (iv) the director or an immediate family member is affiliated with or employed in a professional capacity by the Company’s independent auditor or internal auditor; (v) the director or an immediate family member is employed as an executive officer of another company where any of the Company’s present executive officers serve on that company’s compensation committee; (vi) the director or an immediate family member is an executive officer or is employed by a company that makes payments to, or receives payments from, the Company for property or services in an annual amount exceeding the greater of $1 million, or 2% of such other company’s consolidated gross revenues; or (vii) the director served as an executive officer of a charitable organization when the Company made charitable contributions in any single fiscal year exceeding the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues. The Corporate Governance Guidelines are available on the Company’s website at www.metriscompanies.com.

      All nominees for director to be elected by the holders of our common stock, except for Mr. Wesselink, are independent for purposes of the NYSE listing standards. The nominees for director to be elected by the holders of the preferred stock are not independent for purposes of the NYSE listing standards. If all nominees for director are elected at this Annual Meeting, the Board will have a majority of independent directors for purposes of the NYSE listing standards.

How Are Directors Compensated?

      Only non-employee directors receive compensation for serving as directors of the Company. We pay the following to non-employee directors.

Annual Retainer	$35,000 to each Board member $30,000 to each Executive Committee member
Attendance Fees	$3,500 for each Board and committee meeting attended in person $1,750 for each Board and committee meeting attended via teleconference
Committee Chair Annual Stipend	$10,000 for Audit Committee $5,000 for Compensation Committee and Nominating/Corporate Governance Committee

      In 2003, non-employee directors, as a group, received compensation totaling $1,101,507.

      We believe that payment of compensation to non-employee directors should not be solely in the form of cash but should be tied to the Company’s performance. In October 1996, the Board adopted a Non-Employee Director Stock Option Plan. The first grants under the plan went to non-employee directors serving at the time of our initial public offering. Those grants were in the amount of 15,000 shares to each non-employee director with an exercise price of $5.33, which was the price of the Common Stock at the time of the initial public offering, and were subsequently adjusted for a two-for-one stock split in June 1999, and a three-for-two stock split in June 2000.

      The Board adopted a resolution in May 2001 updating a policy originally approved in April 1997, whereby non-employee directors receive options to purchase Common Stock at the fair market value on certain dates. That policy awards 7,500 options to each non-employee director upon commencement of service on the Board. Each non-employee director also receives options to purchase 7,500 shares annually. The exercise price for those options is based on the closing price of the Common Stock the day before the grant. The options are immediately exercisable. In 2003, our non-employee directors (Lee R. Anderson, Sr., C. Hunter Boll, John A. Cleary, Thomas M. Hagerty, David V. Harkins, Walter M. Hoff, Thomas H. Lee, Edward B. Speno and Frank D. Trestman) were each awarded options to purchase 7,500 shares of Common Stock of the Company under the Metris Companies Inc. Amended and Restated Non-Employee Director Stock Option Plan.

      The Board may change the amounts and timing of such awards in the future. To date, the Board has granted options to purchase up to 669,000 shares of Common Stock to its non-employee directors.

      Directors that are employees of the Company do not receive compensation for service as a director. However, all directors, including employee directors, are reimbursed for reasonable travel, lodging and other incidental expenses incurred in attending meetings of the Board and its committees.

Have we been Engaged in a Proceeding where a Former Member of our Management Team is an Adverse Party?

      On January 23, 2004, a complaint was filed in Hennepin County District Court (Minneapolis, Minnesota) against Metris, certain members of our Board of Directors and a number of other entities, by Ronald N. Zebeck, our former Chairman and CEO. The complaint alleges breach of contract, intentional interference with contract, breach of covenant of good faith, defamation, and violation of Minnesota’s whistleblower act. On February 1, 2004, defendants filed an answer in which they denied the allegations in the complaint, and Metris filed counterclaims against Mr. Zebeck alleging breach of fiduciary duty and duty of loyalty, unjust enrichment and breach of covenant not to compete, requesting an accounting, and seeking declaratory judgment against Mr. Zebeck for the principal amount ($5 million) of a loan made by the Company in 1999, plus interest. We believe Mr. Zebeck’s claims are without factual and legal support, and we have numerous substantive legal defenses to his claims. We intend to vigorously defend against Mr. Zebeck’s claims and aggressively prosecute our case against him.

Do Any Directors or Director Nominees Have Relationships With Entities Doing Business With the Company?

      Lee R. Anderson, Sr. owns 51% of A&L Partnership, LLP (“A&L”), the landlord with which our subsidiary, Metris Direct, Inc. (“MDI”), entered into a lease in June 2001 of a building in Duluth, Minnesota. The facility, which MDI leased for an initial term of five years, houses an operations center where we currently employ approximately 190 collectors and support staff. During 2003, MDI paid A&L $321,277 under the lease, which includes base rent and operating expenses. Under the terms of the lease, base rent (excluding operating expenses) was $21,083 per month from January through August 2003, currently is $22,333 per month, and will increase by approximately $1,250 per month effective September of each lease year for the remainder of the lease term. Mr. Anderson was not involved in negotiations regarding the lease. Neither Metris nor A&L considers the lease to be material to its business. We believe that the rental rates and other terms of the lease are comparable to those that MDI would negotiate on an arm’s-length basis with other entities with which our directors do not have relationships. Mr. Anderson has decided not to stand for re-election as a director in 2004.

      Directors Representing Our Series C Preferred Stock. Our preferred stockholders, and the four directors representing them — C. Hunter Boll, Thomas M. Hagerty, David V. Harkins and Thomas H. Lee — are affiliates of Thomas H. Lee Partners, L.P. As of July 19, 2004, the outstanding shares of Series C Preferred Stock were convertible into approximately 45 million shares of Common Stock, or 43.7% of our Common Stock on a diluted basis. Our independent auditor, KPMG LLP, and our internal auditor, PricewaterhouseCoopers LLP, provide services on a periodic basis to affiliates of Thomas H. Lee Partners, L.P.

      On March 31, 2003, Thomas H. Lee Equity Fund IV, L.P. (“THL Fund IV”), an affiliate of Thomas H. Lee Partners, L.P., committed to provide a term loan to the Company in an aggregate amount of

$125 million as a backup financing facility. The Company paid THL Equity Advisors IV, LLC, the sole general partner of THL Fund IV, a $5.625 million commitment fee for this transaction. The Company ultimately obtained alternative financing and never consummated a financing transaction with THL Equity Advisors IV, LLC. As of July 19, 2004, THL Fund IV holds shares of the Company’s Series C Preferred Stock convertible into 38,141,967 shares of the Company’s Common Stock. Furthermore, each of the four directors elected by holders of our Series C Preferred Stock, Messrs. Boll, Hagerty, Harkins and Lee, is a principal managing director of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which is the managing member of THL Equity Advisors IV, LLC.

      Former Director of the Company. On February 7, 2003, Derek V. Smith resigned as a director of the Company. Mr. Smith is Chairman and CEO of ChoicePoint Inc., a company that provided information-related services to Metris. In 2003, Metris paid ChoicePoint $73,615 for services provided.

PERSONS OWNING MORE THAN 5% OF THE COMPANY’S COMMON STOCK

(As of July 19, 2004)

      The following table sets forth information with respect to persons we know to be the beneficial owner of more than 5% of our outstanding Common Stock on July 19, 2004. There were 57,957,291 shares of outstanding Common Stock as of that date.

      The shares beneficially owned by each of Messrs. Lee, Harkins, Boll and Hagerty include 43,173,909 shares which they indirectly own through THL Equity Advisors IV, LLC, which is the sole general partner of Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P. (see footnotes to the table for additional information).

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned(1)	Percent of Class(2)

Thomas H. Lee and certain of his affiliates(3)	44,090,103	43.2%
c/o Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110
David V. Harkins and certain of his affiliates(4)	43,360,582	42.8%
c/o Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110
C. Hunter Boll and certain of his affiliates(5)	43,323,279	42.8%
c/o Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110
Thomas M. Hagerty and certain of his affiliates(6)	43,323,279	42.8%
c/o Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110
THL Equity Advisors IV, LLC and certain of its affiliates(7)	43,173,909	42.7%
c/o Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110
Thomas H. Lee Equity Fund IV, L.P.(8)	38,141,967	39.7%
c/o Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110
Wellington Management Company, LLP(9)	6,315,600	10.9%
75 State Street Boston, MA 02109
NewSouth Capital Management, Inc.(10)	6,073,887	10.5%
1100 Ridgeway Loop Road, Suite 444 Memphis, TN 38120
Vanguard Windsor Funds-	5,871,600	10.1%
Vanguard Windsor Fund(11)
100 Vanguard Boulevard Malvern, PA 19355
Second Curve Capital, Inc.(12)	4,109,700	7.1%
200 Park Avenue Suite 3300 New York, NY 10166
      (continued on next page)

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned(1)	Percent of Class(2)

Thomas H. Lee Foreign Fund IV-B, L.P.(13)	3,712,908	6.0%
c/o Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110
Dimensional Fund Advisors Inc.(14)	3,397,550	5.9%
129 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Morgan Stanley(15)	3,091,634	5.3%
1585 Broadway New York, NY 10036

(1)	“Beneficial ownership” is a technical term broadly defined under the Securities Exchange Act of 1934 to mean more than ownership in the usual sense. So, for example, you beneficially own our Common Stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.

(2)	Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of July 19, 2004, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Shares of Common Stock currently convertible from our Series C Preferred Stock are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such Series C Preferred Stock, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Unless otherwise noted, the persons or entities named have sole voting and investment power for all shares shown as beneficially owned by them.

(3)	The shares beneficially owned by Thomas H. Lee (“Lee”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C Preferred Stock could have been voluntarily converted. Shares beneficially owned by Lee include shares held by the following affiliates of Lee:

Name	Number of Shares

Thomas H. Lee Equity Fund IV, L.P.	38,141,967
Thomas H. Lee Foreign Fund IV, L.P.	1,319,034
Thomas H. Lee Foreign Fund IV-B, L.P.	3,712,908
1997 Thomas H. Lee Nominee Trust	583,426
Thomas H. Lee Charitable Investment L.P.	284,167
Thomas H. Lee Investors Limited Partnership	11,101

Except to the extent of a pecuniary interest therein, Lee disclaims beneficial ownership of the shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC (“THL Advisors”), as their general partner. Lee also disclaims beneficial ownership of the shares beneficially owned in the aggregate by Thomas H. Lee Charitable Investment L.P. (“Charitable Investment”), and Thomas H. Lee Investors Limited Partnership, which may also be deemed to be beneficially owned by THL Investment Management Corp. (“Management Corp.”). Lee, as General Director of THL Advisors, Chief Executive Officer and sole shareholder of Management Corp., General Partner of Charitable Investment, and grantor of the 1997 Thomas H. Lee Nominee Trust, may be deemed to share voting and investment power with respect to 44,052,603 shares beneficially owned by such entities. Also includes 37,500 shares that Lee has the right to acquire within 60 days of July 19, 2004 through the exercise of stock options. Information for security ownership of Lee is based on Company records and the Schedule 13D Amendment No. 4 filed on February 18, 2004.

(4)	The shares beneficially owned by David V. Harkins (“Harkins”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C Preferred Stock could have been voluntarily converted. Shares beneficially owned by Harkins include shares held by the following affiliates of Harkins:

Name	Number of Shares

Thomas H. Lee Equity Fund IV, L.P.	38,141,967
Thomas H. Lee Foreign Fund IV, L.P.	1,319,034
Thomas H. Lee Foreign Fund IV-B, L.P.	3,712,908
The 1995 Harkins Gift Trust	14,969

Except to the extent of a pecuniary interest therein, Harkins disclaims beneficial ownership of the shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner. Harkins may be deemed to share voting and investment power with other investors with respect to 43,173,909 shares beneficially owned by such entities. Harkins also disclaims beneficial ownership of the shares beneficially owned by The 1995 Harkins Gift Trust (“Trust”). Harkins may be deemed to share voting and investment power over shares held by the Trust. Also includes 37,500 shares that Harkins has the right to acquire within 60 days of July 19, 2004 through the exercise of stock options. Information for security ownership of Harkins is based on Company records and the Schedule 13D Amendment No. 4 filed on February 18, 2004.

(5)	The shares beneficially owned by C. Hunter Boll (“Boll”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C Preferred Stock could have been voluntarily converted. Shares beneficially owned by Boll include shares held by the following affiliates of Boll:

Name	Number of Shares

Thomas H. Lee Equity Fund IV, L.P.	38,141,967
Thomas H. Lee Foreign Fund IV, L.P.	1,319,034
Thomas H. Lee Foreign Fund IV-B, L.P.	3,712,908

Except to the extent of a pecuniary interest therein, Boll disclaims beneficial ownership of the shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner. Boll may be deemed to share voting and investment power with other investors with respect to 43,173,909 shares beneficially owned by such entities. Also includes 37,500 shares that Boll has the right to acquire within 60 days of July 19, 2004 through the exercise of stock options. Information for security ownership of Boll is based on Company records and the Schedule 13D Amendment No. 4 filed on February 18, 2004.

(6)	The shares beneficially owned by Thomas M. Hagerty (“Hagerty”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C

Preferred Stock could have been voluntarily converted. Shares beneficially owned by Hagerty include shares held by the following affiliates of Hagerty:

Name	Number of Shares

Thomas H. Lee Equity Fund IV, L.P.	38,141,967
Thomas H. Lee Foreign Fund IV, L.P.	1,319,034
Thomas H. Lee Foreign Fund IV-B, L.P.	3,712,908

Except to the extent of a pecuniary interest therein, Hagerty disclaims beneficial ownership of the shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner. Hagerty may be deemed to share voting and investment power with other investors with respect to 43,173,909 shares beneficially owned by such entities. Also includes 37,500 shares that Hagerty has the right to acquire within 60 days of July 19, 2004 through the exercise of stock options. Information for security ownership of Hagerty is based on Company records and the Schedule 13D Amendment No. 4 filed on February 18, 2004.

(7)	The shares beneficially owned by THL Equity Advisors IV, LLC (“THL Advisors”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C Preferred Stock could have been voluntarily converted. Shares beneficially owned by THL Advisors include shares held by the following affiliates of THL Advisors:

Name	Number of Shares

Thomas H. Lee Equity Fund IV, L.P.	38,141,967
Thomas H. Lee Foreign Fund IV, L.P.	1,319,034
Thomas H. Lee Foreign Fund IV-B, L.P.	3,712,908

THL Advisors, as sole general partner of each of the affiliates listed above, may be deemed to share voting and investment power with respect to the 43,173,909 shares beneficially owned in the aggregate by the affiliates listed above. Information for security ownership of THL Advisors is based on the Schedule 13D Amendment No. 4 filed on February 18, 2004.

(8)	The shares beneficially owned by Thomas H. Lee Equity Fund IV, L.P. (“Equity Fund”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C Preferred Stock could have been voluntarily converted. Shares owned by Equity Fund may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as its general partner. Information for security ownership of Equity Fund is based on Schedule 13D Amendment No. 4 filed on February 18, 2004.

(9)	Wellington Management Company, LLP (“Wellington”) has shared voting power over 16,100 shares of Common Stock and shared investment power over 6,299,500 shares of Common Stock. Information for security ownership of Wellington is based on the Schedule 13G Amendment No. 3 filed by Wellington on February 12, 2004.

(10)	NewSouth Capital Management, Inc. (“NewSouth”) has sole voting power over 5,995,887 shares of Common Stock, shared voting power over 66,000 shares of Common Stock, and sole investment power over 6,073,887 shares of Common Stock. Information for security ownership of NewSouth is based on the Schedule 13G Amendment No. 6 filed by NewSouth on February 9, 2004.

(11)	Vanguard Windsor Funds-Vanguard Windsor Fund (“Vanguard”) has sole voting power over 5,871,600 shares of Common Stock, and shared investment power with its clients over 5,871,600 shares of Common Stock. Information for security ownership of Vanguard is based on the Schedule 13G Amendment No. 2 filed by Vanguard on February 6, 2004.

(12)	Information for security ownership of Second Curve Capital, LLC (“Second Curve”) is based on Form 13F-HR filed by Second Curve on February 13, 2004.

(13)	The shares beneficially owned by Thomas H. Lee Foreign Fund IV-B, L.P. (“Foreign Fund B”) are reflected assuming conversion of the Series C Preferred Stock into Common Stock of the Company. The number of shares listed equals the maximum number of shares of Common Stock into which the Series C Preferred Stock could have been voluntarily converted. Shares owned by Foreign Fund B may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as its general partner. Information for security ownership of Foreign Fund B is based on the Schedule 13D Amendment No. 4 filed on February 18, 2004.

(14)	Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. (These investment companies, trusts and accounts collectively are referred to as the “Funds.”) In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Common Stock of the Company held by the Funds. However, the 3,397,550 shares of Common Stock reported in this table are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Information for security ownership of Dimensional is based on the Schedule 13G filed by Dimensional on February 6, 2004.

(15)	Morgan Stanley has shared voting and investment power over 2,594,091 shares of Common Stock. It filed a Schedule 13G solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, one of its business units. Information for security ownership of Morgan is based on the Schedule 13G filed by Morgan Stanley on February 17, 2004.

COMPANY STOCK OWNED BY OFFICERS AND DIRECTORS

(as of July 19, 2004)

      The following table contains information as to the ownership of the Company’s Common Stock as of July 19, 2004, with respect to (i) each of the directors, (ii) each of the director nominees, (iii) the named executive officers, and (iv) all directors, director nominees and executive officers as a group. We have determined beneficial ownership for this purpose in accordance with Rule 13d-3 of Section 13 of the Securities Exchange Act of 1934. Under that rule, a person is deemed to be the beneficial owner of securities if he has or shares voting power or investment power with respect to the securities, or has the right to acquire beneficial ownership within 60 days of July 19, 2004. There were 57,957,291 shares of outstanding Common Stock as of July 19, 2004.

      The shares beneficially owned by each of Messrs. Lee, Harkins, Boll and Hagerty include 43,173,909 shares which they indirectly own through THL Equity Advisors IV, LLC, which is the sole general partner of Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P. (see footnotes to the table for additional information).

	Number of Shares of
	Common Stock		Percent of
Name of Beneficial Owner	Beneficially Owned		Class(1)

Thomas H. Lee	44,090,103	(2)	43.2%
David V. Harkins	43,360,582	(3)	42.8%
C. Hunter Boll	43,323,279	(4)	42.8%
Thomas M. Hagerty	43,323,279	(5)	42.8%
David D. Wesselink	770,843	(6)	1.3%
Frank D. Trestman	155,000	(7)	*
John A. Cleary	68,000	(8)	*
Edward B. Speno	38,500	(9)	*
Leo R. Breitman	0		*
Jerome J. Jenko	0		*
Donald J. Sanders	0		*
Matthew S. Melius	169,292	(10)	*
Richard G. Evans	88,271	(11)	*
Dan N. Piteleski	64,774	(12)	*
John A. Witham	37,500	(13)	*
Joseph A. Hoffman	12,291	(14)	*
All directors and executive officers as a group (18 persons)	46,030,226	(15)	44.3%

(*)	Less than 1%

(1)	Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of July 19, 2004, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Shares of Common Stock currently convertible from our Preferred Stock are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such Preferred Stock, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Unless otherwise noted, the persons named have sole voting and investment power for all shares shown as beneficially owned by them.

(2)	Includes 44,052,603 shares of Common Stock into which the Series C Preferred Stock could have been voluntarily converted. Of those 44,052,603 shares: (a) 43,173,909 shares are beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P. (“Equity Fund”), Thomas H. Lee Foreign Fund IV, L.P. (“Foreign Fund”) and Thomas H. Lee Foreign Fund IV-B, L.P. (“Foreign Fund B”), which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC (“THL Advisors”), as their general partner; (b) 583,426 shares are beneficially owned by the 1997 Thomas H. Lee Nominee Trust (“Nominee Trust”); (c) 284,167 shares are beneficially owned by Thomas H. Lee Charitable Investment L.P. (“Charitable Investment”); and (d) 11,101 shares are beneficially owned by Thomas H. Lee Investors Limited Partnership (“Investors Partnership”), which may also be deemed to be beneficially owned by THL Investment Management Corp. (“Management Corp.”). Mr. Lee may be deemed to beneficially own these shares because he acts as (i) Principal Managing Director; (ii) settlor and beneficiary; (iii) General Partner; and (iv) sole shareholder, respectively, of these entities. Mr. Lee disclaims beneficial ownership of all shares except for those shares owned by the Nominee Trust and except to the extent of his pecuniary interest in those shares owned by Equity Fund, Foreign Fund, Foreign Fund B and Investors Partnership. Mr. Lee, as General Director of THL Advisors, Chief Executive Officer and sole shareholder of Management Corp., General Partner of Charitable Investment, and grantor of the Nominee Trust, may be deemed to share voting and investment power with respect to 44,052,603 shares beneficially owned by such entities. Also includes 37,500 shares that Mr. Lee has the right to acquire within 60 days of July 19, 2004 through the exercise of stock options.

(3)	Includes the following shares of Common Stock which may be acquired through the conversion of Series C and D Preferred Stock: (a) 43,173,909 shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P. (“Equity Fund”), Thomas H. Lee Foreign Fund IV, L.P. (“Foreign Fund”) and Thomas H. Lee Foreign Fund IV-B, L.P. (“Foreign Fund B”), which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner; (b) 134,204 shares beneficially owned by Mr. Harkins; and (c) 14,969 shares beneficially owned by the 1995 Harkins Gift Trust (“Trust”). Mr. Harkins disclaims beneficial ownership of the shares beneficially owned by the Trust and shares beneficially owned in the aggregate by Equity Fund, Foreign Fund and Foreign Fund B, except to the extent of his pecuniary interest therein. Mr. Harkins may be deemed to share voting and investment power with other investors with respect to 43,173,909 shares beneficially owned by Equity Fund, Foreign Fund and Foreign Fund B. These 43,323,082 shares represent the maximum number of shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted. Mr. Harkins may also be deemed to share voting and investment power over shares held by the Trust. Also includes 37,500 shares that Mr. Harkins has the right to acquire within 60 days of July 19, 2004, through the exercise of stock options.

(4)	Includes the following shares of Common Stock which may be acquired through the conversion of Series C and D Preferred Stock: (a) 43,173,909 shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P. (“Equity Fund”), Thomas H. Lee Foreign Fund IV, L.P. (“Foreign Fund”) and Thomas H. Lee Foreign Fund IV-B, L.P. (“Foreign Fund B”), which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner; and (b) 111,870 shares beneficially owned by Mr. Boll. Mr. Boll disclaims beneficial ownership of the shares beneficially owned in the aggregate by Equity Fund, Foreign Fund and Foreign Fund B, except to the extent of his pecuniary interest therein. Mr. Boll may be deemed to share voting and investment power with other investors with respect to 43,173,909 shares beneficially owned by Equity Fund, Foreign Fund and Foreign Fund B. These 43,285,779 shares represent the maximum number of shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted. Also includes 37,500 shares that Mr. Boll has the right to acquire within 60 days of July 19, 2004, through the exercise of stock options.

(5)	Includes the following shares of Common Stock which may be acquired through the conversion of Series C and D Preferred Stock: (a) 43,173,909 shares beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P. (“Equity Fund”), Thomas H. Lee Foreign Fund IV, L.P. (“Foreign Fund”) and Thomas H. Lee Foreign Fund IV-B, L.P. (“Foreign Fund B”), which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner; and (b) 111,870 shares beneficially owned by Mr. Hagerty. Mr. Hagerty disclaims beneficial ownership of the shares beneficially owned in the aggregate by Equity Fund, Foreign Fund and Foreign Fund B, except to the extent of his pecuniary interest therein. Mr. Hagerty may be deemed to share voting and investment power with other investors with respect to 43,173,909 shares beneficially owned by Equity Fund, Foreign Fund and Foreign Fund B. These 43,285,779 shares represent the maximum number of shares of Common Stock into which the Series C Preferred Stock can be voluntarily converted. Also includes 37,500 shares that Mr. Hagerty has the right to acquire within 60 days of July 19, 2004, through the exercise of stock options.

(6)	Includes (a) stock units representing 5,931 shares of vested but unissued Common Stock credited to Mr. Wesselink’s deferred stock account in the Company’s Annual Incentive Bonus Plan for Designated Corporate Officers; (b) 724,603 shares of Common Stock that Mr. Wesselink has the right to acquire within 60 days of July 19, 2004, through the exercise of stock options; and (c) 450 shares of Common Stock held by Mr. Wesselink’s son, over which Mr. Wesselink has power of attorney.

(7)	Includes 90,000 shares of Common Stock that Mr. Trestman has the right to acquire within 60 days of July 19, 2004, through the exercise of stock options.

(8)	Includes 55,000 shares of Common Stock that Mr. Cleary has the right to acquire within 60 days of July 19, 2004, through the exercise of stock options.

(9)	Includes 37,500 shares of Common Stock that Mr. Speno has the right to acquire within 60 days of July 19, 2004, through the exercise of stock options.

(10)	Includes (a) 156,277 shares of Common Stock that Mr. Melius has the right to acquire within 60 days of July 19, 2004, through the exercise of stock options; and (b) 4,037 shares held in Mr. Melius’ 401(k) account.

(11)	Includes (a) stock units representing 1,976 shares of vested but unissued Common Stock credited to Mr. Evans’ stock purchase account in the Company’s Management Stock Purchase Plan; (b) 82,795 shares of Common Stock that Mr. Evans has the right to acquire within 60 days of July 19, 2004, through the exercise of stock options; and (c) 2,500 shares held by Mr. Evans’ revocable trust.

(12)	Includes (a) stock units representing 1,437 shares of vested but unissued Common Stock credited to Mr. Piteleski’s stock purchase account in the Company’s Management Stock Purchase Plan; and (b) 57,337 shares of Common Stock that Mr. Piteleski has the right to acquire within 60 days of July 19, 2004, through the exercise of stock options.

(13)	Includes 37,500 shares of Common Stock that Mr. Witham has the right to acquire within 60 days of July 19, 2004, through the exercise of stock options.

(14)	Mr. Hoffman’s employment with the Company terminated October 3, 2003.

(15)	Includes (a) stock units representing 5,931 shares of vested but unissued Common Stock credited to deferred stock accounts in the Company’s Annual Incentive Bonus Plan for Designated Corporate Officers; (b) stock units representing 3,413 shares of vested but unissued Common Stock credited to stock purchase accounts in the Company’s Management Stock Purchase Plan; (c) 1,435,571 shares of Common Stock that the directors and executive officers have the right to acquire within 60 days of July 19, 2004, through the exercise of stock options; and (d) 44,425,516 shares of Common Stock through the conversion of Series C Preferred Stock.

COMPENSATION TABLES AND COMPENSATION MATTERS

      For the fiscal years ended December 31, 2003, 2002 and 2001, the following table sets forth the cash and non-cash compensation awarded to or earned by our Chief Executive Officer and our four most highly compensated executive officers who served as executive officers at December 31, 2003, as well as one additional individual who would have been one of our four most highly compensated executive officers but was not serving as such at December 31, 2003. John A. Witham was not employed by the Company in 2001.

Summary Compensation Table

					Long-Term Compensation
					Awards
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary(a)	Bonus	Compensation(b)	Awards(c)	Options(#)(d)	Compensation(e)

David D. Wesselink	2003	$628,135	$0	$193,124	$0	400,000	$1,282,568
Chairman and	2002	$461,034	$0	$145,378	$0	140,230	$818,955
Chief Executive Officer	2001	$418,654	$825,563	$181,080	$27,519	160,322	$600,346

Richard G. Evans	2003	$321,923	$0	$37,240	$0	75,000	$290,999
Executive Vice President,	2002	$300,000	$0	$40,190	$0	72,846	$267,498
General Counsel	2001	$167,308	$275,000	$23,675	$9,167	75,000	$243,857

John A. Witham	2003	$288,952	$0	$37,540	$0	75,000	$224,976
Executive Vice President,	2002	$140,384	$100,000	$19,990	$0	25,000	$182,601
Chief Financial Officer

Dan N. Piteleski	2003	$255,192	$0	$27,647	$0	68,189	$207,033
Executive Vice President,	2002	$239,279	$0	$33,236	$0	67,598	$200,930
Chief Information Officer	2001	$147,115	$200,000	$23,336	$0	30,000	$110,140

Matthew S. Melius	2003	$251,651	$0	$39,633	$0	75,000	$82,171
Executive Vice President,	2002	$230,516	$0	$34,542	$0	56,092	$81,940
Credit Risk Management;	2001	$204,461	$400,000	$61,172	$0	60,560	$72,283
President and CEO of Direct Merchants Bank

Joseph A. Hoffman(f)	2003	$284,631	$0	$83,982	$0	68,189	$9,422
Former Executive Vice	2002	$329,308	$0	$56,668	$0	80,132	$156,018
President, Credit Card	2001	$299,038	$526,350	$103,323	$43,863	91,612	$134,587
Marketing/ Operations

(a)	Amounts in this column include base pay and any paid time off.

(b)	Amounts reported in this column include items such as a cash perquisite allowance, executive medical reimbursement, financial planning and tax preparation, personal or non-business travel, and gross-up payments to pay income taxes on such amounts. Amounts paid that represent more than 25% of total perquisites for each named executive officer for each of the fiscal years above are as follows:

2003: Mr. Wesselink received $66,021 for commuting expenses and a tax gross-up amount of $70,383; Messrs. Evans, Witham and Piteleski each received a perquisite allowance of $26,052; Mr. Melius received a perquisite allowance of $24,678; and Mr. Hoffman received a perquisite allowance of $20,625.

2002: Mr. Wesselink received $65,493 for commuting expenses and a tax gross-up amount of $53,305; Messrs. Evans, Piteleski, Melius and Hoffman each received a perquisite allowance of $26,052; and Mr. Witham received a perquisite allowance of $12,907.

2001: Mr. Wesselink received $70,407 for commuting expenses and a tax gross-up amount of $57,304; Mr. Evans received $4,150 for spousal travel, a tax gross-up amount of $2,254 and a perquisite allowance of $15,197; Mr. Piteleski received $6,133 for spousal travel, a tax gross-up amount of $3,332 and a perquisite allowance of $13,704; Mr. Melius received $19,702 for spousal travel, a tax gross-up amount of $10,703 and a perquisite allowance of $20,556; and Mr. Hoffman received $38,040 for spousal travel, a tax gross-up amount of $20,664 and a perquisite allowance of $26,052. Mr. Witham was not employed by the Company in 2001.

(c)	Amounts reported in this column represent the dollar value of the Company match of Restricted Stock Units (“RSUs”) made under the Company’s Management Stock Purchase Plan and Annual Incentive Bonus Plan for Designated Corporate Officers. The number of Company match RSUs for each of the named executive officers is as follows: Mr. Wesselink in 2001 (1,963 shares); Mr. Evans in 2001 (654 shares); Mr. Piteleski in 2001 (476 shares); and Mr. Hoffman in 2001 (3,129 shares). The Company match RSUs granted in 2001 vest on December 31, 2004. No Company match RSUs were granted in 2002 or 2003. Mr. Witham was not employed by the Company in 2001. Mr. Melius did not participate in the Management Stock Purchase Plan in 2001. When Mr. Hoffman’s employment ended, the 2001 Company match RSUs were not vested and were cancelled per the terms of the plan. The value of the restricted stock award and the RSUs were determined by multiplying the closing market price of the Company’s Common Stock on the date of grant by the number of shares awarded. Dividends, when declared, were paid on the shares of restricted stock at the same rate as paid to all stockholders.

(d)	Amounts represent option grants to purchase the Company’s Common Stock under the Metris Companies Inc. Amended and Restated Long-Term Incentive and Stock Option Plan.

(e)	The amounts disclosed in this column include, for each of the years listed:

2003: Supplemental Executive Retirement Plan (“SERP”) payments of $1,264,613 for Mr. Wesselink, $280,374 for Mr. Evans, $215,933 for Mr. Witham, $197,938 for Mr. Piteleski, $73,748 for Mr. Melius, and $0 for Mr. Hoffman. 401(k) matching contributions in the amount of $8,000 for Messrs. Wesselink, Evans, Piteleski, Melius and Hoffman, and $7,779 for Mr. Witham.

2002: SERP payments of $798,444 for Mr. Wesselink, $251,687 for Mr. Evans, $80,829 for Mr. Witham, $188,408 for Mr. Piteleski, $67,056 for Mr. Melius and $140,568 for Mr. Hoffman; Non-Qualified Deferred Restorative Retirement Plan (“DRRP”) payments of $9,000 for Messrs. Wesselink, Evans, Witham, Piteleski, Melius and Hoffman; and 401(k) matching contributions in the amount of $5,500 for Messrs. Wesselink, Evans, Witham, Piteleski, Melius and Hoffman.

2001: SERP payments of $583,035 for Mr. Wesselink, $229,123 for Mr. Evans, $109,519 for Mr. Piteleski, $57,850 for Mr. Melius, and $119,335 for Mr. Hoffman; DRRP payments of $9,000 for Messrs. Wesselink, Piteleski, Melius and Hoffman, and $0 for Mr. Evans; 401(k) matching contributions in the amount of $5,100 for Messrs. Wesselink, Piteleski, Melius and Hoffman, and $0 for Mr. Evans. Mr. Witham was not employed by the Company in 2001.

(f)	Mr. Hoffman’s employment with the Company terminated October 3, 2003.

      The following table shows information concerning stock options granted during the fiscal year ended December 31, 2003, for the named executive officers. The percentage of total options set forth below is based on an aggregate of 1,622,794 options granted to employees during 2003. All options were granted with an exercise price equal to the closing price of the Company’s Common Stock on the New York Stock Exchange on the day prior to the date of grant.

Option Grants in Last Fiscal Year

Individual Grants

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price	Expiration	Grant Date
Name	Granted(a)	2003	($/Share)	Date	Present Value(b)

David D. Wesselink	400,000	25.0%	$1.80	02/10/13	$501,560
John A. Witham	75,000	4.7%	$1.30	03/18/13	$73,995
Richard G. Evans	75,000	4.7%	$1.30	03/18/13	$73,995
Dan N. Piteleski	68,189	4.3%	$1.30	03/18/13	$67,275
Matthew S. Melius	75,000	4.7%	$1.30	03/18/13	$73,995
Joseph A. Hoffman(c)	68,189	4.3%	$1.30	03/18/13	$67,275

(a)	These options were granted under the Metris Companies Inc. Amended and Restated Long-Term Incentive and Stock Option Plan and expire 10 years after their grant date. Mr. Wesselink was granted options on February 10, 2003; 50% of the grant vested immediately and 50% will vest on February 10, 2005. All other options were granted on March 18, 2003 and will vest in equal increments over three years. These options have an option reload provision which allows the executive to cover the tax and cost of the option exercise by surrendering mature shares. The executive is then granted an option to purchase the number of shares of Common Stock equal to the number of shares surrendered.

(b)	The dollar amounts reflected in this column are the result of calculations of the present value of the grant on the date of grant using the Black-Scholes option pricing method and the following assumptions: 0% dividend yield, 111.4% expected volatility, 1.5% risk-free interest rate and 3.7 year expected life. The actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock.

(c)	Mr. Hoffman’s employment with the Company terminated October 3, 2003. All options previously granted to him continued to vest for 90 days from his last date of employment. He had seven months from the last day employed to exercise any vested options. Mr. Hoffman did not exercise any of those vested options and, therefore, such options expired.

      The following table indicates the number of shares of Common Stock acquired upon the exercise of options in the fiscal year ended December 31, 2003, and the value and number of shares of Common Stock subject to exercisable and unexercisable options held as of December 31, 2003, by each of the named executive officers.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options
			Options at 12/31/03	at 12/31/03(1)

	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)	Unexercisable	Unexercisable

David D. Wesselink	0	$0	666,414	$528,000
			478,756	$528,000
Richard G. Evans	0	$0	42,439	$0
			180,407	$235,500
John A. Witham	0	$0	6,250	$13,688
			93,750	$276,563
Dan N. Piteleski	0	$0	22,721	$0
			143,066	$214,113
Matthew S. Melius	0	$0	114,821	$0
			171,165	$235,500
Joseph A. Hoffman(2)	0	$0	239,371	$0
			216,548	$0

(1)	The value of unexercised in-the-money options represents the aggregate difference between the market value on December 31, 2003, of the Company’s Common Stock based on its closing price as reported on the New York Stock Exchange for that day, and the applicable exercise prices of the options.

(2)	Mr. Hoffman’s employment with the Company terminated October 3, 2003. All options previously granted to him continued to vest for 90 days from his last date of employment. He had seven months from his last date employed to exercise any vested options. Mr. Hoffman did not exercise any of those vested options and, therefore, such options expired.

Deferred Compensation Plans

      Deferred Restorative Retirement Plan. In November 1999, the Compensation Committee of the Board adopted a Deferred Restorative Retirement Plan (“DRRP”) that was limited to a select group of management and highly compensated employees of the Company as a means of sheltering a portion of their income from current taxation while accumulating resources for future investments or retirement. The DRRP was designed to make whole an employee whose benefits under the Company’s 401(k) Plan are limited by the application of Section 415 of the Internal Revenue Code, which limits the amount of contributions that can be made to a defined contribution plan on behalf of an employee. Under the DRRP, participants were allowed to defer up to 15% of their salary and bonus with a maximum compensation level of $300,000. The DRRP allowed for a 50% match on the first 6% of eligible compensation deferred by the employee. The DRRP also restored the discretionary profit sharing contribution if made under the 401(k) Plan for compensation recognized above the Section 415 limit up to $300,000. On February 10, 2003, the Compensation Committee terminated the DRRP and directed the distribution of vested balances to plan participants.

      Supplemental Executive Retirement Plan. In October 1999, the Compensation Committee of the Board adopted a Supplemental Executive Retirement Plan(“SERP”) that covers the Company’s officers or other senior management employees who are selected for participation by the Compensation Committee and the CEO. The SERP is an account balance plan to which the Company makes annual contributions targeted to provide a specified benefit at retirement. Under the SERP, the Company will pay a benefit to a participant whose employment relationship with the Company is completely severed either (a) at age 65, or (b) if the participant has completed five years of plan participation and has attained age of 55 or greater while employed with the Company. The annual retirement benefit payable under the SERP is targeted to equal either 60% (for the CEO and Executive Vice Presidents) or 40% (for Senior Vice Presidents) of the average of the participant’s final three years of salary and bonus with the Company. Benefits under the SERP will be paid in 15 annual installments, commencing no later than 60 days after the last day of the year in which the participant retires. Upon a change in control of the Company, a termination of the participant’s employment will be deemed to have occurred and, for purposes of determining eligibility for benefits, a participant will be deemed to have reached the age of retirement and completed five years of plan participation.

      The SERP was amended in 2001 to include the following clarification of change in control and the additional triggers that would result in the payout of the age 55 benefit:

•	a material diminution or other material adverse change in the participant’s job title, offices, duties, responsibilities, level of administrative support or status from that held, assigned or received within the 90-day period preceding the change in control event;

•	a material reduction in the participant’s compensation (including base salary and bonuses), qualified and non-qualified pension and profit sharing benefits, welfare and fringe benefits, or executive expense allowances in comparison to that which the participant was entitled to during the 90-day period immediately before the change in control event;

•	the participant is forced to relocate to a business location more than 40 miles from the location at which the participant was assigned immediately before the initial change in control event; or

•	the participant’s employer, or the surviving company in a merger to which the employer is a party, terminates its sponsorship of the SERP or suspends or discontinues annual Company contributions to the SERP.

      The SERP was further amended in January 2004 to provide the Compensation Committee with the authority, under certain circumstances, to accelerate the vesting of any unvested participant balances if it deems early vesting to be in the best interest of the Company.

      If a participant dies before his/ her employment terminates, his/ her death will be treated as a termination of employment and the participant will be deemed to have reached the age of retirement and completed five years of plan participation. During 2003, the Company contributed the following amounts under the SERP for our CEO and each of the other named executive officers who are participants: Mr. Wesselink, $1,264,613; Mr. Evans, $280,374; Mr. Witham, $215,933; Mr. Piteleski, $197,938; Mr. Melius, $73,748; and Mr. Hoffman, $0. The Company calculated those contributions based on actuarial assumptions regarding years of participation and future investment return on participants’ account balances. The Company assumed that these officers will remain participants in the SERP until age 65. The total amount that has been deferred under the SERP for the named executive officers is $5,403,135. The estimated annual benefit payable to each of the named executive officers upon retirement is: $989,770 for Mr. Wesselink; $605,018 for Mr. Evans; $624,958 for Mr. Witham; $564,410 for Mr. Piteleski; $1,386,712 for Mr. Melius; and $0 for Mr. Hoffman. Due to Mr. Hoffman’s termination of employment prior to vesting, he is not entitled to receive benefits under the SERP.

      Management Stock Purchase Plan. In May 1999, the Company’s stockholders approved a Management Stock Purchase Plan (“MSPP”) which allows a participant to defer up to 50% of his/her annual bonus. Any employee whose job title is Senior Vice President or higher and who participates in the Management Incentive Bonus Plan is eligible to participate in the MSPP.

      Amounts deferred under the MSPP are credited to a stock purchase account as restricted stock units (“RSUs”) representing unissued shares of Common Stock. The price of the RSU is the closing price of the Company’s Common Stock on the date the deferral was made. The Company will also match the deferred amount at a rate equal to $1 for every $3 contributed by the participant. The participant’s contribution is immediately vested and the match vests on the last day of the calendar year of the third anniversary of the performance year for which the bonus was paid. Unless a participant’s employment is terminated, amounts contributed to the stock purchase account must remain in the account for a minimum of three years.

      Change of Control Severance Agreements. The Company has entered into Change of Control Severance Agreements (“Severance Agreements”) with key employees, including each of the named executive officers in this Proxy Statement. The Severance Agreements are intended to provide continuity of management in the event of a change of control. Each Severance Agreement provides that the covered employee be assured of certain salary and compensation while employed during the two-year period after a change of control (“Post-Change Period”), and also provides severance payments if the Company terminates employment of the covered employee, other than for death, “disability” or “cause,” or if such employee terminates his or her employment for “good reason,” as defined in the Severance Agreement.

      While employed during the Post-Change Period, each covered employee will be paid an annual salary at least equal to 12 times that employee’s highest monthly base salary paid during the 12-month period prior to the change of control event (“Guaranteed Base Salary”). In addition, the covered employee will be entitled to participate in all incentive compensation, retirement and welfare plans applicable to peer executives at the Company during the Post-Change Period, but in no event shall those incentive compensation, retirement and welfare plans be on terms less favorable to the employee than the most favorable terms provided to the employee under plans in effect 90 days prior to the change of control. All outstanding stock options granted to the covered employee will become fully vested upon the occurrence of a change of control event. To the extent those options are forfeited, the covered employee will be entitled to receive a cash payment equal to the aggregate difference between the fair market value of Common Stock underlying such forfeited options and the exercise price to purchase such stock.

      The severance payments to be made if the employee is terminated without “cause,” or if he/ she resigns with “good reason” during the Post-Change Period, include the following:

(a)	an amount equal to the Guaranteed Base Salary and accrued vacation through the applicable termination date;

(b)	a lump sum payment in cash equal to two times the covered employee’s Guaranteed Base Salary, plus the highest annual bonus paid to that employee during the preceding two years (“Guaranteed Bonus”);

(c)	a cash payment equal to a pro rata share of the Guaranteed Bonus for the year of termination;

(d)	all deferred amounts under any Company non-qualified deferred compensation or pension plan, together with accrued but unpaid earnings thereon;

(e)	an amount equal to the unvested portion of the employee’s accounts, accrued benefits or payable amounts under any qualified plan, and certain pension, profit sharing and retirement plans maintained by the Company; and

(f)	an amount equal to fees and costs charged by an outplacement firm.

      In addition, the Company has agreed, for the period following the employee’s termination date until the first anniversary of his/her termination date, to continue to provide to such employee certain welfare benefits, including, but not limited to, medical, dental, disability, and individual life and travel accident insurance on terms at least as favorable as provided to other employees at the same level during the 90-day period preceding the change of control event.

      Mr. Hoffman’s employment with the Company terminated effective October 3, 2003. Accordingly, his change of control coverage ended on his last day of employment.

      A “change of control” under the Severance Agreements occurs if any of the following events occur:

(a)	“any person” as defined in the Securities Exchange Act of 1934 acquires beneficial ownership, as defined in the Exchange Act, of more than 50% of the Common Stock of the Company, except for Mr. Melius where the trigger is more than 25% of the Common Stock;

(b)	individuals who constitute the Board prior to a change of control cease to constitute a majority of the Board; or

(c)	certain corporate reorganizations, including certain mergers, sale of substantially all of the assets, liquidation or dissolution of the Company.

The issuance of the Series C Preferred Stock to affiliates of Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, on June 1, 1999, constituted a change of control under Mr. Melius’ Severance Agreement. As a result of the change of control, all of Mr. Melius’ options vested. Mr. Melius received no other benefits under his Severance Agreement as a result of the change of control.

COMPARATIVE STOCK PERFORMANCE

      The following graph compares the cumulative total stockholder return on the Company’s Common Stock since December 31, 1998 with the cumulative return for the S&P 500 Index and the S&P 500 Diversified Financials Index over the same period, assuming the investment of $100 on December 31, 1998, and reinvestment of gross dividends when paid.

5-Year Total Return Performance

TOTAL RETURN	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Metris Common Stock	$100.00	$141.97	$157.19	$153.84	$15.50	$27.25
S&P 500 Index	$100.00	$120.89	$110.09	$97.36	$76.85	$97.14
S&P 500 Div. Fin. Index	$100.00	$128.51	$164.02	$142.91	$112.90	$157.80

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policies

      The Board has delegated to the Compensation Committee (“Committee”) the authority to review, set and administer the Company’s compensation plans, subject to ratification by the full Board as to the compensation paid to the Chairman and CEO. The Committee is comprised entirely of independent directors for purposes of the NYSE listing standards.

      The Committee has established compensation guidelines to achieve four basic goals:

•	To promote stock ownership for key executives so as to align their compensation with stockholder interests;

•	To allow the Company to attract, retain and motivate executives of the highest caliber;

•	To align compensation directly with stockholder market value through financial performance goals and accomplishment of team or individual objectives; and

•	To establish annual incentives based on aggressive performance goals.

      For 2003, these policies were achieved through a compensation program consisting of base salary, short-term incentive compensation in the form of bonuses, and long-term stock options.

Base Salaries of Executive Officers other than the CEO

      Each year the Committee reviews base salaries of the executive officers, including the executive officers named in this Proxy Statement in the section entitled “Compensation Tables and Compensation Matters.” In determining base salaries, the Committee considers the range of salaries paid to similar officers at comparable companies. In addition, the Committee makes subjective judgments concerning individual performance of each executive officer.

      In 2003, the Committee used published reports from three independent human resources consulting firms to perform external market comparisons regarding executive compensation. That comparison demonstrates that the base salaries paid to Company executives generally are competitive with that of peer executives at comparable companies. This is consistent with the Company’s goal to reward employees based on Company performance and market competitive practices.

Bonus Payments to Executive Officers other than the CEO

      In 2003, other than our Chairman and CEO, who participated in the Amended and Restated Annual Incentive Bonus Plan for Designated Corporate Officers (“Designated Corporate Officers Plan”), the other officers and certain employees participated in the 2003 Metris Companies Inc. Management Incentive Bonus Plan (“Management Incentive Plan”).

      Payouts under the Management Incentive Plan are based on two components: (i) Company performance as measured by targets selected by the Committee; and (ii) individual management objectives set for each employee and approved by the CEO. The weight accorded each component is based on the position level of the employee. More-senior employees’ bonuses are weighted heavily on Company performance, whereas, less-senior employees’ bonuses depend heavily upon reaching individual goals.

      In 2003, due to concerns regarding the Company’s financial health and the retention of certain employees, the Board approved the development of the following one-time programs which we anticipate will cost approximately $6 million for payments made between October 2003 and January 2005:

•	A program intended to assist in the retention of management employees below the level of Senior Vice President. The Retention Bonus Program consists of three cash payments made to eligible employees in 2003, with three additional payments to be made in 2004. In addition, original participants in the program were awarded a grant of restricted stock with a vesting date of February 10, 2004. In order to be eligible for the cash payments, participants must be employed by the Company on the date the payment is made.

•	A program intended to assist in the retention of key employees identified as being business critical. The Key Employee Retention Bonus Program is a discretionary bonus program with four scheduled payments in 2004, and one scheduled payment in January 2005. The initial payment made in January 2004 targeted both non-management and management level employees below the level of Senior Vice President. Only non-management employees are eligible to be considered for the remaining 2004 and 2005 payments.

•	A program intended to assist in the retention of key senior management personnel. The Senior Key Employee Retention Program is a discretionary bonus program with four scheduled payments in 2004 and one scheduled payment in January 2005.

Certain payments made under the foregoing programs will be offset against any performance-based bonuses paid in 2005.

Stock Options for Executive Officers other than the CEO

      In 2003, all executive officers and other key employees were granted non-qualified stock options under the Company’s Amended and Restated Long-Term Incentive and Stock Option Plan. During the year, options played an important role in retaining superior employees. In addition, options were granted to executives and employees whose individual performances demonstrated continued excellence. The non-qualified stock options awarded expire in 10 years. The March 18, 2003, option grants vest in equal increments over three years from March 18, 2004, to March 18, 2006. A total aggregate of 787,194 options were granted under this award.

      All stock options granted in 2003 have an exercise price equal to the fair market value of the Company’s Common Stock on the date of the grant. Fair market value on the date of the grant is determined to be the closing price of the Common Stock as reflected on the New York Stock Exchange on the day immediately prior to the grant date.

      Employees who were participants in the Retention Bonus Program were awarded a grant of restricted stock with a one-year vesting period. The vesting date for that award was February 10, 2004. A total of approximately 178,100 shares vested under this award.

Compensation of the CEO

      Although the full Board must ratify any Committee decision concerning compensation paid to David D. Wesselink, Chairman and CEO, only the Committee may actually set such compensation. The Board has not modified, in any material way, any recommendation of the Committee in 2003.

      On December 30, 2003, the Committee recommended and the Board approved a salary adjustment for Mr. Wesselink from $625,000 to $665,000 effective January 1, 2004. This increase reflects Mr. Wesselink’s attainment of the goals and objectives established for him by the Board for calendar year 2003.

      On February 10, 2003, the Committee authorized a grant of options to Mr. Wesselink to purchase 400,000 shares of the Company’s Common Stock under the Amended and Restated Long-Term Incentive and Stock Option Plan. Fifty percent of those options vested immediately and 50% vest on the second anniversary of the grant.

      Mr. Wesselink participates in the Senior Key Employee Retention Program discussed above. The first payment of $207,813, equal to 25% of Mr. Wesselink’s 2003 annual bonus target, was paid in January 2004; the second payment of $207,813, equal to 25% of his 2003 annual bonus target, was paid in April 2004; and the third payment of $103,906, equal to 12.5% of his 2004 annual bonus target, was paid in July 2004. There are two remaining payments for Mr. Wesselink under this program. Each payment will be equal to 12.5% of his 2004 annual bonus target. These payments are scheduled to be made in October 2004 and January 2005. The foregoing payments will be deducted from any performance-based bonus paid to Mr. Wesselink in 2004 and 2005.

Policy on Deductibility of Compensation

      Under Section 162(m) of the Internal Revenue Code, the Company generally is precluded from deducting compensation in excess of $1 million per year for its CEO and the next four highest paid executive officers, unless payments are made under qualifying performance-based plans.

      The Committee generally intends to pursue a strategy to ensure the deductibility of compensation paid to executives. However, the Committee reserves the right to take actions it considers to be in the Company’s best interest, including the authorization of compensation without regard to deductibility.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      During 2003, the following members of the Board of Directors served on the Compensation Committee: John A. Cleary, Thomas M. Hagerty and Edward B. Speno. On December 31, 2003, Thomas M. Hagerty resigned as a member of the Compensation Committee due to his level of ownership in Thomas H. Lee Equity Fund IV, L.P., an entity to which the Company paid a commitment fee in 2003. Pursuant to Internal Revenue Code § 162(m), Mr. Hagerty would not be considered an outside director subsequent to December 31, 2003, for purposes of voting on compensation plans of the Company. The members of the Compensation Committee had no relationships requiring disclosure pursuant to Item 402(j) of Regulation S-K.

JOHN A. CLEARY Chair	THOMAS M. HAGERTY Former Member	EDWARD B. SPENO Member

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board is composed of three independent directors and operates under a charter adopted by the Committee and approved by the Board. The Audit Committee’s charter recently was updated and is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are Frank D. Trestman (Chair), Walter M. Hoff and Edward B. Speno.

      Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditor, KPMG LLP (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee is responsible for considering and reviewing with management and the independent auditor the adequacy of the Company’s internal controls and accounting functions. As part of fulfilling this responsibility, the Audit Committee meets and discusses these matters with the Company’s internal auditor, PricewaterhouseCoopers LLP (“PwC”). PwC is responsible to the Audit Committee for testing the integrity of the financial accounting and reporting control systems, and such other matters as the Audit Committee directs.

      In connection with these duties, the Audit Committee met with management and KPMG to review and discuss the December 31, 2003 audited financial statements, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the significant judgments, and the clarity of disclosures in the financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AV §380). The Audit Committee also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm’s independence from management and the Company. The Audit Committee also considered whether non-audit services provided by KPMG during the last fiscal year were compatible with maintaining KPMG’s independence.

      Based upon the Audit Committee’s discussions with management and KPMG, and the Audit Committee’s review of the representations of management and KPMG, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K/ A for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

FRANK D. TRESTMAN Chair	WALTER M. HOFF Member	EDWARD B. SPENO Member

INFORMATION REGARDING INDEPENDENT AUDITOR

      The Audit Committee has engaged KPMG to serve as the Company’s independent auditor for fiscal year 2004. KPMG has been our independent auditor since 1996.

      The following table sets forth the amount of audit fees, audit related fees, tax fees, and all other fees billed for services by KPMG for the years ended December 31, 2002 and 2003, respectively.

Fees	2002	2003

Audit Fees(1)	$1,038,704	$3,124,582
Audit-Related Fees(2)	196,500	379,500
Tax Fees(3)	98,025	36,677
All Other Fees(4)	0	80,000

Total Fees	$1,333,229	$3,624,587

(1)	Audit fees principally related to the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements included in the Quarterly Reports on Form 10-Q. They also relate to services such as comfort letters, statutory audits, restatements of financial statements and consent filings.

(2)	Audit-related fees principally related to audits of employee benefit plans, performance of agreed-upon procedures associated with certain securitization activities, consultation with management as to the accounting treatment of specific transactions, and consultations in connection with regulatory inquiries and investigations.

(3)	Tax fees principally related to IRS exam assistance. They also relate to transaction planning and compliance services.

(4)	All other fees in 2003 related to Sarbanes-Oxley Section 404 advisory services.

      The Audit Committee has considered and determined that the provision of the non-audit services described in the table above is compatible with maintaining KPMG’s independence.

      The Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company’s independent auditor, other than as may be allowed by applicable law. The Committee delegated to Mr. Trestman, Chairman of the Audit Committee, the authority to grant any pre-approvals required to be made by the Committee pursuant to Section 10A(i) of the Securities Exchange Act of 1934, as amended, including as amended by Section 202 of the Sarbanes-Oxley Act of 2002, and directed Mr. Trestman to report any such pre-approvals to the Committee at each of its scheduled meetings. Beginning in May 2003, all audit services and non-audit services have been pre-approved in accordance with this pre-approval policy and such policy has not been waived in any instance.

PROPOSAL ONE:

ELECTION OF DIRECTORS

COMMON STOCKHOLDERS

Election of Seven Directors

      For holders of the Company’s Common Stock, the first agenda item to be voted on is the election of seven directors to serve until their successors are elected at the 2005 Annual Meeting of Stockholders. The Board will consist of eleven directors, four of whom are elected by the holders of our Series C Preferred Stock. The current terms of all directors expire at this Annual Meeting. Lee R. Anderson, Sr. and Walter M. Hoff are not standing for re-election.

      You are being asked to vote to elect the following nominees: Leo R. Breitman, John A. Cleary, Jerome J. Jenko, Donald J. Sanders, Edward B. Speno, Frank D. Trestman and David D. Wesselink, as directors for terms ending at the 2005 Annual Meeting of Stockholders, unless you withhold authority to vote for any or all of the nominees by marking the Proxy card to that effect. Messrs. Cleary, Speno, Trestman and Wesselink currently are serving as directors of the Company.

      All nominees for director to be elected by the holders of our common stock, except for Mr. Wesselink, are independent for purposes of the NYSE listing standards.

      Each of the nominees has consented to being named in this Proxy Statement, and to serve as a director if elected. Each nominee elected as a director will continue in office until his successor has been elected and qualified or until his death, resignation or retirement. We expect each nominee for election as a director to be able to serve. If any nominee is not able to serve, proxies will be voted in favor of the remaining nominees and may be voted for a substitute.

Nominees for Directors

      Leo R. Breitman (age 63, director nominee) served as Chairman and CEO of Fleet Bank — Massachusetts from 1991 until March 2004. He also served as Senior Lending Officer, Wholesale Lending and Credit Division of FleetBoston Financial from 2002 until May 2004 and Managing Director, Commercial Banking Division of FleetBoston Financial from 1996 to 2002. Mr. Breitman was a director of numerous FleetBoston Financial subsidiaries from 1996 to May 2004. He was recommended as a nominee to the Company’s Board by a “non-management director” of the Company.

      John A. Cleary (age 72; director since 1998) was the Chief Executive Officer of Donnelley Marketing, Inc. from 1979 until 1993. Donnelley Marketing, Inc. was a subsidiary of Dun and Bradstreet Corporation until 1991 when it was acquired by a group of investors and senior management. Mr. Cleary continued as CEO until 1993 when he was elected Vice Chairman of the Board of Directors, a position he held until 1996 when First Data Corporation acquired the company. Mr. Cleary continued as a senior advisor and consultant to the company. Mr. Cleary is also a director of SoundWater, Inc., a non-profit environmental education organization dedicated to the preservation and protection of Long Island Sound. Mr. Cleary was a director of the Direct Marketing Association from 1985 to 1996, and served as Chairman of its Board from 1990 to 1991.

      Jerome J. Jenko (age 66; director nominee) has been affiliated with Goldsmith, Agio, Helms & Lynner, LLC as a Senior Advisor since 1997. Mr. Jenko was Senior Vice President, General Counsel, Secretary and Director of The Pillsbury Company from 1989 to 1997 when he retired from full-time employment. Mr. Jenko served as Vice President, General Counsel and Secretary of Minnetonka Corporation from 1986 to 1989, and Vice President, General Counsel and Secretary of CPT Corporation from 1981 to 1986. He is a director of Michael Foods, Inc., Ocean Spray Cranberries, Inc., DecoPak, Inc. and Commodity Specialists Company. Mr. Jenko was recommended as a nominee to the Company’s Board by a “non-management director” of the Company.

      Donald J. Sanders (age 60; director nominee) has worked in the consumer finance industry for 35 years and has held management positions with Korvettes Department Stores (private label credit business), Citicorp and Commercial Credit Corporation. In 1990, Mr. Sanders co-founded and served as CEO of Credit and Risk Management Associates, Inc. (CRMA), a risk management and marketing consulting, data warehousing and systems integration firm. CRMA was acquired by Fair, Isaac Companies in 1996. Mr. Sanders retired from Fair, Isaac in 2001, but continues to provide private consulting services as Deer Creek Consulting, LLC, and serves as a Senior Industry Advisor to Bridgeforce, Inc., a Delaware consulting firm. Mr. Sanders was recommended as a nominee to the Company’s Board by a “non-management director” of the Company.

      Edward B. Speno (age 67; director since 2000) was Executive Vice President of Credit Card Service Corporation (“CCSC”) from 1982 to 1991. Prior to joining CCSC, he was Executive Vice President and Business Manager of Citicorp Financial, Inc. from 1977 to 1982. Mr. Speno served as Vice President of Citibank, N.A. from 1975 to 1982. He is a past director of CCC Information Service Group, Inc., CCSC and its various subsidiaries, Multibank Financial Corp., and Speno Railroad Ballast Cleaning Company. Mr. Speno is a charter member of the John Carroll Society of the Archdiocese of Baltimore. He is also a member of the advisory boards of the Dana and Albert Broccoli Center for Aortic Diseases and The Cardiovascular Institute, Heart Initiative, at the Johns Hopkins University School of Medicine, and is Fundraising Chairman for the Henry Ciccarone Center for the Prevention of Heart Disease at Johns Hopkins.

      Frank D. Trestman (age 69; director since 1996) has been President of Trestman Enterprises, an investment and business development firm, for the past seven years. Mr. Trestman is also Chairman of The Avalon Group, a real estate development company. He has been a consultant to McKesson Corporation and is the former Chairman of the Board and Chief Executive Officer of Mass Merchandisers, Inc., a distributor of non-food products to grocery retailers and a former subsidiary of McKesson Corporation. Mr. Trestman is a director of Best Buy Co., Inc. He also serves on the Board of Trustees of The Harry Kay Foundation and is Chair of the Jewish Community Capital Campaign.

      David D. Wesselink (age 61; director since 2002) has been Chairman and Chief Executive Officer of the Company since December 2002. Mr. Wesselink previously was Vice Chairman of the Company from September 2000 to December 2002, and Executive Vice President and Chief Financial Officer of the Company from December 1998 to August 2000. Prior to joining the Company, Mr. Wesselink was Senior Vice President and Chief Financial Officer of Advanta Corporation from 1993 to February 1998. Prior to Advanta Corporation, he held several positions at Household Finance Corp. and Household International, Inc. from 1971 to 1993, including Senior Vice President from 1986 to 1993, and Chief Financial Officer from 1982 to 1993. Mr. Wesselink is also a director of Saxon Capital, Inc., CFC International, Inc., MasterCard Incorporated US Region Board, American Financial Services Association and Central College.

      The Board recommends a Vote FOR the Election of Seven Directors

PREFERRED STOCKHOLDERS

Election of Four Directors

      In addition to the seven directors who may be elected by the holders of our Common Stock, the holders of our Series C Preferred Stock have the right to elect four directors. The directors elected by the Preferred Stockholders serve until their successors are elected at the 2005 Annual Meeting. The current terms of all directors expire at this Annual Meeting. The following persons are both the current directors representing the holders of our Series C Preferred Stock and the nominees for election to terms expiring at the 2005 Annual Meeting of Stockholders.

      C. Hunter Boll (age 49; director since 1999) has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since 1986. From 1984 through 1986, Mr. Boll was with The Boston Consulting Group. From 1977 through 1982, he served as an Assistant Vice President, Energy and Minerals Division of Chemical Bank. Mr. Boll is a Director of Cott Corp., TransWestern Publishing, L.P., and United Industries, Inc. Mr. Boll also serves as Principal Managing Director of Thomas H. Lee Advisors, LLC, TH Lee, Putnam Capital Advisors, LLC, and Thomas H. Lee Management Company, LLC, Vice President of THL Fund IV Bridge Corp. and THL Investment Management Corp., and Vice President of THL Equity Holdings III, Inc.

      Thomas M. Hagerty (age 41; director since 1999) has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since 1988. Prior to joining Thomas H. Lee Partners, L.P., Mr. Hagerty was in the mergers and acquisitions department of Morgan Stanley & Co. Incorporated. Mr. Hagerty is a director of Affordable Residential Communities Inc., Cott Corp., Houghton Mifflin Company, MGIC Investment Corporation and Syratech Corp. Mr. Hagerty is also a Vice President of T.H. Lee Mezzanine II, the Administrative General Partner of Thomas H. Lee Advisors II, L.P., which is the sole limited partner of the Managing General Partner of ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P., Principal Managing Director of Thomas H. Lee Advisors, LLC, TH Lee, Putnam Capital Advisors, LLC, and Thomas H. Lee Management Company, LLC, Vice President of THL Fund IV Bridge Corp. and THL Investment Management Corp., and Vice President of THL Equity Holdings III, Inc. Mr. Hagerty was the Interim Chief Financial Officer of Conseco, Inc. from July 2000 through April 2001. On December 17, 2002, Conseco, Inc. voluntarily commenced a case under Chapter 11 of the United States Code in the United States Bankruptcy Court, Northern District of Illinois, Eastern Division.

      David V. Harkins (age 63; director since 1999) has been affiliated with Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since its founding in 1974, and currently serves as President of Thomas H. Lee Partners, L.P. In addition, he has over 30 years experience in the investment and venture capital industry with the John Hancock Mutual Life Insurance Company, where he began his career, as well as TA Associates and Massachusetts Capital Corporation. Mr. Harkins also founded National Dentex Corporation and serves as Chairman of the Board. He is currently a Director of Cott Corp. and Syratech Corp. Mr. Harkins also serves as President and Trustee of T.H. Lee Mezzanine II, the Administrative General Partner of Thomas H. Lee Advisors II, L.P., which is the sole limited partner of the Managing General Partner of ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P., Principal Managing Director of Thomas H. Lee Advisors, LLC, TH Lee, Putnam Capital Advisors, LLC, and Thomas H. Lee Management Company, LLC, President of THL Fund IV Bridge Corp. and THL Investment Management Corp., and Vice President of THL Equity Holdings III, Inc.

      Thomas H. Lee (age 60; director since 1999) founded Thomas H. Lee Partners, L.P.’s predecessor, Thomas H. Lee Company, in 1974 and from that time through July 1999, served as its President. Mr. Lee currently serves as General Director of Thomas H. Lee Partners, L.P., which is a Boston-based private equity firm that focuses on investments in growth companies. From 1966 through 1974, Mr. Lee was with First National Bank of Boston where he directed the bank’s high technology lending group from 1968 to 1974. Mr. Lee is also a director of Vertis Holdings, Inc., Finlay Fine Jewelry Corporation, First Security Services Corporation, Miller Import Corporation, Safelite Glass Corporation, The Smith & Wollensky Restaurant Group, Inc., Vail Resorts, Inc., and Wyndham International, Inc. Mr. Lee is an individual general partner of ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. Mr. Lee also serves as Chairman of T.H. Lee Mezzanine II, the Administrative General Partner of Thomas H. Lee Advisors II, L.P., which is the sole limited partner of the Managing General Partner of ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P.

          The Board recommends a Vote FOR the Election of Four Directors

PROPOSAL TWO:

APPROVAL OF THE METRIS COMPANIES INC.

ANNUAL INCENTIVE BONUS PLAN FOR DESIGNATED CORPORATE OFFICERS

      Proposal Two is a recommendation to approve an Annual Incentive Bonus Plan for Designated Corporate Officers (“Annual Bonus Plan”). The Company originally adopted an Annual Incentive Bonus Plan for Designated Corporate Officers (“Original Annual Bonus Plan”) in 1996, and received stockholder approval for such plan at the 1997 Annual Meeting of Stockholders. In 1998, the Company decided to amend certain provisions of the Original Annual Bonus Plan, which amendments were approved by stockholders at the 1998 Annual Meeting of Stockholders. The stockholders of the Company then approved an Amended and Restated Annual Incentive Bonus Plan for Designated Corporate Officers (“Amended Bonus Plan”) at the 1999 Annual Meeting of Stockholders. The Amended Bonus Plan expired on December 31, 2003, and the Company therefore is seeking approval of the Annual Bonus Plan, the terms of which are substantially the same as the Amended Bonus Plan.

      As with the Amended Bonus Plan, the Annual Bonus Plan will permit officers receiving bonuses under this plan instead of the Management Stock Purchase Plan (see “Compensation Tables and Compensation Matters” on page 19 of this Proxy Statement for additional information) to defer a portion of their bonuses and to have such deferred amounts credited to a stock purchase account. The Annual Bonus Plan is designed to meet the Compensation Committee’s goal of aligning compensation with stockholders interests.

      The text of the Annual Bonus Plan is set forth in Appendix D to this Proxy Statement. The following is intended to be a summary of the Annual Bonus Plan’s principal terms and does not purport to be a complete statement of its provisions. It is subject to, and qualified in its entirety by reference, to the Annual Bonus Plan in the Appendix.

      The Annual Bonus Plan contains the following principal terms:

•	The Compensation Committee of the Company selects during the first 90 days of a performance period (the 12 calendar months for which a bonus will be paid, hereafter, “Performance Period”) participants from officers holding the position of Senior or Executive Vice Presidents. The Annual Bonus Plan provides that the Chairman and CEO is automatically a participant under the plan. An officer selected to participate in the Annual Bonus Plan will no longer participate in the Management Bonus Plan. As of a Performance Period that would have started January 1, 2004, approximately 13 officers would have been eligible to participate in the Annual Bonus Plan.

•	During the first 90 days of the Performance Period, the Compensation Committee sets the participant’s base pay, targeted bonus percentages, the Company’s performance factor, and the target or targets to be used in determining if performance requirements have been met.

•	Bonuses are paid in amounts not greater than the base pay multiplied by the targeted bonus percentage multiplied by the performance factor.

•	The Company’s performance factor is a percentage tied to one or more of the following targets: consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow, return on equity, return on net assets employed, or earnings per share.

•	No participant may receive a bonus for any Performance Period in which the applicable minimum performance factor is not met.

•	The Compensation Committee has the authority to reduce or eliminate any bonus otherwise payable, but it may not increase an amount of an award as determined under the formula.

•	Compensation payable under the Annual Bonus Plan may not exceed $4,000,000 to any one participant.

•	Following the close of each Performance Period and prior to the payment of any bonus, the Compensation Committee must certify in writing that the Company performance factor has been met for the bonus authorized. The participant will only receive 50% of his or her bonus in cash with the remaining 50% to be deferred automatically and credited to a Deferred Stock Account. A participant must affirmatively elect not to participate in a Deferred Stock Account if he or she wishes to receive his or her full bonus in cash. Amounts deferred under the Annual Bonus Plan are credited to a stock purchase account as restricted stock units (“RSUs”) representing unissued shares of Common Stock. The price of the RSU is the closing price of the Company’s Common Stock on the date the deferral was made. The Company will also match the deferred amount at a rate equal to $1 for every $3 contributed by the participant. The participant’s contribution is immediately vested and the match vests on the last day of the calendar year of the third anniversary of the performance year for which the bonus was paid. Unless a participant’s employment is terminated, amounts contributed to the Deferred Stock Account must remain in the account for a minimum of three years.

•	Subject to adjustments for Recapitalization Events, 600,000 shares of common stock will be available for allocation under the Annual Bonus Plan. The Company will deliver shares from (1) authorized and unissued shares of Common Stock, or (2) issued shares of Common Stock reacquired by the Company and held as treasury shares.

•	The Compensation Committee may amend the Annual Bonus Plan at any time and may terminate or curtail benefits with regard to persons already receiving benefits at the time of the action and for those to receive benefits in the future. Nonetheless, the Company may seek stockholder approval of any change if the Company determines such approval is necessary to maintain the Annual Bonus Plan as a performance-based compensation plan under Section 162(m) of the Internal Revenue Code.

•	The Annual Bonus Plan will terminate on December 31, 2008, unless terminated earlier by action of the Compensation Committee. Payments may be made after termination with respect to a Performance Period that began before termination.

          The Board recommends a Vote FOR the Approval of the Metris Companies Inc. Annual Incentive Bonus Plan for Designated Corporate Officers.

PROPOSAL THREE:

RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITOR

FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

      Subject to stockholder approval, the Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent auditor for the fiscal year ending December 31, 2004. KPMG has served as our independent auditor since 1996. Representatives of KPMG are expected to be present at the Annual Meeting and will be given an opportunity to make a statement and answer appropriate stockholder questions.

          The Board recommends a Vote FOR the Ratification of KPMG LLP as Independent Auditor for the Company for the Fiscal Year Ending December 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      To our knowledge, based upon a review of our records and responses to questionnaires of all reporting officers and directors, all reports required to be filed by the Company’s executive officers, directors and beneficial owners of more than 10% of Common Stock pursuant to Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2003, were filed on a timely basis.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATIONS OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

      We expect to hold the 2005 Annual Meeting sometime in May 2005. The Company will publicly announce the specific date of the 2005 Annual Meeting at a future date. If you wish to submit proposals to be included in the Company’s 2005 Proxy Statement, we must receive them within a reasonable time before we print and mail out proxy materials for the 2005 Annual Meeting. We will announce the deadline for proposals when we announce the date of the 2005 Annual Meeting. Please address your proposals to Richard G. Evans, Secretary, Metris Companies Inc., 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534.

      Our Bylaws provide that if you wish to nominate directors or bring other business before the stockholders at the 2005 Annual Meeting:

•	you must notify the Secretary in writing by the close of business on the later of 45 calendar days in advance of such Annual Meeting or ten calendar days following the date on which public announcement of the date of the Annual Meeting is first made; and

•	your notice must contain the specific information required in our Bylaws.

Please note that these requirements pertain only to matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the deadline to have a proposal included in a future Proxy Statement.

      If you would like a copy of our Bylaws, we will send you one without charge. Please write to the Secretary of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

RICHARD G. EVANS
Secretary
July 30, 2004

APPENDIX A

METRIS COMPANIES INC.

AUDIT COMMITTEE CHARTER

As Amended and Restated
February 3, 2004

STATEMENT OF POLICY

      The Audit Committee (“Committee”) of Metris Companies Inc. (“Metris” or “Corporation”) is a standing committee of the Board of Directors (“Board”) whose primary function is to assist the Board in fulfilling its oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the Independent Auditor’s (as defined herein) qualifications and independence, and (iv) the performance of the Corporation’s internal audit function and Independent Auditor. Given the size and complexity of Metris, the Committee will apply reasonable materiality standards to all of its activities.

MEMBERSHIP

      The Committee shall be comprised of three or more directors appointed by the Board, each of whom shall be an independent director consistent with the listing standards of the New York Stock Exchange. All members of the Committee shall be financially literate, or will become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall be an “audit committee financial expert” as that term is defined in Regulation S-K of the Securities and Exchange Commission (“SEC”). Committee members may enhance their familiarity with finance and accounting policies and practices by participating in educational programs provided by the Corporation, outside consultants or other resources.

RESPONSIBILITIES

      The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. Specifically, the Committee shall:

1. Provide a direct line of communication between the Internal Auditor (as defined in paragraph 9), the Corporation’s independent auditing firm (“Independent Auditor”) and the Board.

2. Have a clear understanding with management and the Independent Auditor that such Independent Auditor is ultimately responsible to the Committee and the Board.

3. Together with the Board, have the ultimate authority and responsibility to select, evaluate and, where appropriate, discharge and replace the Independent Auditor.

4. Early each year, together with the Board, select the Corporation’s Independent Auditor and approve the fees to be paid to the Independent Auditor.

5. At least annually, review and discuss the independence of the Independent Auditor, including a review of non-audit services provided and related fees paid to the Independent Auditor. Approve in advance the engagement of the Independent Auditor for any project, regardless of size. At each regular meeting, review and ratify any pre-approval of non-audit services by the Independent Auditor granted by the Chairman of the Committee.

6. At least annually, make certain that the Independent Auditor submits a formal written statement delineating all relationships between the Independent Auditor and the Corporation. The Committee will be responsible for actively engaging in a dialogue with the Independent Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor, and for recommending that the Board take appropriate action in response to the Independent Auditor’s report, to satisfy itself of the Independent Auditor’s independence.

7. Annually review and evaluate the lead audit engagement partner of the Independent Auditor.

8. Ensure the regular rotation of the lead audit engagement partner of the Independent Auditor as required by law.

9. Review and concur in the appointment, replacement, reassignment or dismissal of the individual or firm responsible for the Corporation’s internal audit function (“Internal Auditor”), and approve the fees to be paid to the Internal Auditor. Approve in advance the engagement of the Internal Auditor for any project other than internal audits of the Corporation.

10. Confirm the objectivity of the Internal Auditor.

11. Discuss with management of the Corporation (Chief Executive Officer, Chief Financial Officer and General Counsel), as well as the Independent Auditor and Internal Auditor, guidelines and policies with respect to risk assessment and risk management. The Committee shall discuss the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

12. Consider, in consultation with the Chief Financial Officer, the Independent Auditor and the Internal Auditor the combined audit scope and plan to secure completeness of coverage, reduction in redundant efforts, and the effective use of audit resources.

13. Prior to the filing of the Corporation’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the SEC, review with management and the Independent Auditor:

•	Metris’ financial statements and related footnotes and the Independent Auditor’s report thereon, including its report on the adequacy of the Corporation’s systems of internal control and any significant recommendations the Independent Auditor may offer to improve such control. Any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal control and any special audit steps adopted in light of material control deficiencies, specifically should be reviewed.

•	All critical accounting policies and practices (including estimates) used by the Corporation.

•	The appropriateness of changes in accounting principles and disclosure practices adopted by management.

•	With regard to new transactions or events, the appropriateness of the accounting principles and disclosure practices adopted by management.

•	Any significant reserves, accruals or estimates, which may have a material impact on the Corporation’s financial statements.

•	Any audit problems or difficulties with management encountered by the Independent Auditor during the course of the audit (including any restrictions on the scope of the Independent Auditor’s activities or its access to requested information), any instances of second opinions sought by management and management’s response.

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures included or not included, as the case may be, in the financial statements of the Corporation.

•	Any alternative accounting treatments used by the Corporation.

•	Any accounting adjustments that were noted or proposed by the Independent Auditor but were not adopted by management (as immaterial or otherwise).

•	All material written communications between management and the Independent Auditor.

•	Any communications between the Independent Auditor and its national office with respect to auditing or accounting issues.

•	Any management or internal control letter issued, or proposed to be issued, by the Independent Auditor to the Corporation.

•	The activities of the Corporation’s internal Certification Committee.

•	Other matters related to the conduct of the audit which are communicated to the Committee under generally accepted auditing standards.

14. Prior to the filing of the Corporation’s Annual Report on Form 10-K, review with the Independent Auditor its internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the Corporation, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues.

15. Consider and review with management and the Internal Auditor:

•	The adequacy of Metris’ systems of internal control, any significant findings during the year and management’s responses thereto.

•	Any difficulties encountered in the course of its audits, including any restrictions on the scope of the Internal Auditor’s work or its access to requested information.

•	The adequacy of the Internal Auditor’s staff and resources.

16. Consider with management and the Independent Auditor the possible impact of any pending changes in accounting standards or rules as promulgated by the FASB, SEC or others.

17. Receive and respond to complaints received from employees of the Corporation (“whistleblowers”) or others regarding accounting issues, internal accounting controls and audit matters. The Committee shall establish procedures for the receipt, retention and treatment of such complaints received and provide a manner for the confidential, anonymous submission of such complaints by employees of the Corporation.

18. Meet periodically with Metris’ General Counsel (and outside counsel as required) to review legal and regulatory matters that may have a material impact on the financial statements of the Corporation, and any reports received from regulators.

19. Meet separately on a periodic basis with management, the Internal Auditor and the Independent Auditor.

20. Regularly report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

21. Annually review the Corporation’s pension and profit sharing plan(s) with the Independent Auditor.

22. Review the Corporation’s insurance coverage and risk management program.

23. Review policies and procedures with respect to directors’ and officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of such expenditures by the Internal Auditor and/or the Independent Auditor.

24. Set and review hiring policies for employees or former employees of the Independent Auditor.

25. Prepare a letter for inclusion in the Corporation’s Annual Report on Form 10-K that describes the Committee’s composition and responsibilities, and how they were discharged.

26. Prepare a Committee report as required by the SEC to be included in the Corporation’s annual Proxy Statement.

27. Review with management and the Independent Auditor, as the case may be, quarterly financial results, earnings press releases (paying particular attention to any use of pro forma or adjusted non-GAAP information), and earnings guidance provided to analysts and rating agencies (if any), prior to their release. The Chair of the Committee may represent the entire Committee for purposes of this review.

28. Develop and recommend to the Board a Code of Conduct for Senior Financial Management that includes specific provisions related to the Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions as required by federal securities laws. The Committee will annually reassess the Code of Conduct for Senior Financial Management and recommend any necessary revisions to the Board.

29. Annually review the Corporation’s “whistleblower” procedures with respect to the protection of employees who act lawfully to provide information, cause information to be provided, or otherwise assist in an investigation of (or file, cause to be filed, testify, participate in or otherwise assist in a proceeding filed as a result of) a violation of securities laws relating to fraud against stockholders and recommend any necessary revisions to the Board.

30. Annually review the membership of the Corporation’s internal Certification Committee.

31. Annually conduct a performance evaluation of the Committee and provide results of that evaluation to the Board.

32. Review and reassess the adequacy of this Charter at least annually, with any amendments subject to ratification by the Board.

MEETINGS

      The Audit Committee will meet at least quarterly, and more frequently as circumstances dictate. A majority of the members of the Committee will constitute a quorum for the transaction of business. Meetings of the Committee may be called and convened at the direction of any Committee member. Appropriate minutes of each Committee meeting and action taken will be prepared, with the advice of counsel, and duly filed with the Corporation’s records. The Committee may ask members of management and others to attend meetings and provide pertinent information as necessary.

RESOURCES AND AUTHORITY

      The Audit Committee will have the resources, power and authority to review any matters within its scope of responsibilities and duties as it deems reasonably necessary or appropriate to discharge its responsibilities.

      The Committee will have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Committee will have sole authority to retain and terminate any such advisors and to approve the fees and other retention terms related to the appointment of such advisors.

      The Committee may delegate its authority to subcommittees established by the Committee from time to time, which subcommittees will consist of one or more members of the Committee and will report to the Committee.

APPENDIX B

METRIS COMPANIES INC.

COMPENSATION COMMITTEE CHARTER

As Amended and Restated
December 30, 2003

STATEMENT OF POLICY

      The Compensation Committee shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to the compensation of management of the Corporation. In so doing, it is the responsibility of the Compensation Committee to provide independent judgment as to the fairness of compensation arrangements.

MEMBERSHIP

      The Compensation Committee shall consist of a minimum of two (2) members of the Board appointed by the Board annually. One member shall serve as Chair of the Committee and all members of the Committee shall serve a one-year term. The Committee shall consist solely of directors who are independent in the management of the Corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment in carrying out the responsibilities of a director and a member of the Committee. All members of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934; (ii) an “independent director” as defined in Section 303A of the New York Stock Exchange’s Listed Company Manual; and (iii) an “outside director” as defined in Treasury Regulation Section 1.162-27(e)(3) under Section 162 (m) of the Internal Revenue Code. Members of the Committee are subject to removal at any time by a majority vote of the Board. Any resulting vacancy may be filled by the Board. Committee meetings will be open to all directors of the Corporation.

RESPONSIBILITIES

      In carrying out its responsibilities, the Compensation Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to advise the Board and the stockholders that the Corporation’s compensation program is competitive and appropriate for attracting, retaining and motivating executives who are crucial to the Corporation’s success, and that such compensation program is closely related to both personal and corporate performance.

      The functions of the Compensation Committee shall be:

1. To annually review and approve corporate goals and objectives relevant to the Chairman and Chief Executive Officer (“CEO”) of the Corporation, and to evaluate his/her performance in light of those goals and objectives, also taking into account such factors as leadership, the Corporation’s strategic goals and objectives, planning and people development.

2. To approve compensation actions for all elected officers of the Corporation, except that actions with respect to the Chairman and CEO shall be subject to ratification by the independent directors on the Board.

3. To act for the Board to review and approve all executive compensation actions and plans and all Corporation benefit programs except for those which the Board may not delegate as a matter of law or regulation.

4. To set annual incentive targets, ensuring appropriateness of performance measures.

B-1

5. To administer and grant awards under all incentive and compensation plans in which officers of the Corporation may participate, except as such authority may be delegated by the Board to the Corporation’s management with respect to non-executive officer participants.

6. To report compensation actions and decisions to the Board.

7. To approve the annual Compensation Committee Report on Executive Compensation for the Proxy Statement.

8. To annually review succession plans for key executive positions and report to the Board.

9. To annually review compensation for non-employee directors.

10. To annually conduct a performance evaluation of the Committee and provide results of the evaluation to the Board.

MEETINGS

      The Compensation Committee will meet at least quarterly, and more frequently as circumstances dictate. A majority of the members of the Committee will constitute a quorum for the transaction of business. Meetings of the Committee may be called and convened at the direction of any Committee member. Appropriate minutes of each Committee meeting and action taken will be prepared, with the advice of counsel, and duly filed with the Corporation’s records.

RESOURCES AND AUTHORITY

      The Compensation Committee will have the resources, power and authority to review any matters within its scope of responsibilities and duties as it deems reasonably necessary or appropriate to discharge its responsibilities, including the authority to use internal personnel and to engage compensation consultants. The Committee will have sole authority to retain and terminate any such compensation consultants and to approve the fees and other retention terms related to the appointment of such firm.

      The Committee will have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

      The Committee may delegate its authority to subcommittees established by the Committee from time to time, which subcommittees will consist of one or more members of the Committee and will report to the Committee.

B-2

APPENDIX C

METRIS COMPANIES INC.

NOMINATING/ CORPORATE GOVERNANCE COMMITTEE

CHARTER

As Amended and Restated
February 3, 2004

PURPOSE

      The purposes of the Nominating/ Corporate Governance Committee (“Committee”) are to (i) identify and recommend individuals qualified to become members of the Board of Directors (“Board”) of Metris Companies Inc. (“Corporation”); (ii) determine the composition of the Board and its committees; (iii) develop and monitor a process to assess Board effectiveness; (iv) oversee succession planning for the Corporation’s Chief Executive Officer (“CEO”); (v) develop and recommend to the Board a set of corporate governance guidelines applicable to the Corporation; (vi) oversee implementation of the Corporation’s corporate governance guidelines; and (vii) assist the Board in fulfilling its oversight responsibilities. The full Board shall remain responsible for selecting nominees as directors and recommending them for election by the stockholders.

MEMBERSHIP

      The Committee shall consist of a minimum of three (3) members of the Board appointed by the Board annually. One member shall serve as Chair of the Committee and all members of the Committee shall serve a one-year term. The Committee shall consist solely of directors who meet the independence requirements of the New York Stock Exchange. Members of the Committee are subject to removal at any time by a majority vote of the Board. Any resulting vacancy may be filled by the Board. Committee meetings will be open to all independent directors of the Corporation.

DUTIES AND RESPONSIBILITIES

      The Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, function and needs of the Board, including an annual evaluation of Board and its committees effectiveness.

      The Committee will:

1. In consultation with the Chairman and CEO, develop qualification criteria for Board members (considering goals for Board composition and individual qualifications), evaluate potential candidates consistent with the Board’s criteria for selecting new directors, and develop policies on the size and composition of the Board.

2. Annually review the appropriate experience, skills and characteristics required of Board members.

3. Review and respond to director nominations or recommendations submitted by the Corporation’s stockholders.

4. Recommend to the Board a slate of candidates for presentation at each Annual Meeting of Stockholders and one or more nominees for each vacancy on the Board that occurs between Annual Meetings of Stockholders.

5. Annually review and recommend to the Board qualified members of the Board for membership on committees of the Board, recommend committee members to fill vacancies as needed, and confer with the Chairman and CEO and other current members of each committee. The Committee will consider the desires of the individual Board members when making its recommendation to the Board as to committee membership. In its deliberations, the Committee will also consider whether it would be beneficial to the Corporation to rotate committee members.

6. Review executive succession plans, and ensure that a qualified successor to the Corporation’s CEO is at all times identified and an emergency succession plan is in place.

7. Develop and recommend to the Board a set of corporate governance guidelines and procedures designed to improve the Board’s performance in its oversight function. The Committee will annually reassess the corporate governance guidelines and procedures and recommend any necessary revisions to the Board.

8. Develop and recommend to the Board a Code of Conduct and Business Ethics for all employees and directors of the Corporation. The Committee will annually reassess the Code of Conduct and Business Ethics and recommend any necessary revisions to the Board.

9. Develop and recommend to the Board an annual self-evaluation process of the Board, its committees and executive management of the Corporation, and oversee such annual evaluations. The Board and committee evaluations will include a review of the Board’s contribution as a whole, and the contribution of each of the committees as a whole, and areas in which the Board and/or management believes a greater contribution is possible. The purpose of the Board and committee evaluations is to assess and, where possible, increase the effectiveness of the Board and its committees.

10. Review annually the proposed list of executive management for presentation to the Board for approval.

11. Conduct an annual performance evaluation of the Committee and provide results of the evaluation to the Board.

12. Provide regular reports of the Committee’s activities to the Board.

13. Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

14. The Committee will perform such other functions as are required by law, the Corporation’s Amended and Restated Certificate of Incorporation or its Amended and Restated Bylaws, or as requested by the Board, and may take any other action permitted by applicable laws, rules and regulations necessary to accomplish any action authorized by this Charter or to further the goals of the Committee as set forth in this Charter.

EVALUATION OF POTENTIAL BOARD CANDIDATES

      In evaluating potential candidates for the Board, the Committee will:

1. Evaluate a candidate’s independence from the Corporation’s management and other principal service providers, and the effect of any relationships that might impair independence, e.g., business, financial or family relationships with the Corporation’s management or other service providers in conjunction with the independence parameters included in the Corporation’s corporate governance guidelines.

2. Consider candidates proposed by the Chairman and CEO or by any director in accordance with procedures established by the Committee from time to time.

MEETINGS

      The Committee will meet at least annually, and more frequently as circumstances dictate. A majority of the members of the Committee will constitute a quorum for the transaction of business. Meetings of the Committee may be called and convened at the direction of any Committee member. Appropriate minutes of each Committee meeting and action taken will be prepared, with the advice of counsel, and duly filed with the Corporation’s records.

RELIANCE BY COMMITTEE MEMBERS

      Each member of the Committee will, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Corporation, and upon information, opinions, reports or statements presented by any of the Corporation’s officers, employees or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence, all to the extent permitted by Section 141(e) of the Delaware General Corporation Law.

RESOURCES AND AUTHORITY

      The Committee will have the resources, power and authority to review any matters within its scope of responsibilities and duties as it deems reasonably necessary or appropriate to discharge its responsibilities, including the authority to use internal personnel and to engage external search firms to identify director candidates. The Committee will have sole authority to retain and terminate any such search firm and to approve the fees and other retention terms related to the appointment of such firm.

      The Committee will have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

      The Committee may delegate its authority to subcommittees established by the Committee from time to time, which subcommittees will consist of one or more members of the Committee and will report to the Committee.

APPENDIX D

ANNUAL INCENTIVE BONUS PLAN

DESIGNATED CORPORATE OFFICERS

      1.     Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.1 Base Pay — as determined by Compensation Committee.

1.2 Code — the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

1.3 Common Stock — shall mean the common stock, par value $.01 per share, of the Company.

1.4 Company — Metris Companies Inc., a Delaware corporation, and any of its affiliates that adopt this Plan.

1.5 Company Match — shall mean an amount credited to a Participant’s Deferred Stock Account pursuant to subsection 5.2 hereof based on the deferred portion of the Participant’s bonus payment for a Performance Period.

1.6 Company Performance Factor — percentage identified in Schedule Z. The Company Performance Factor shall be directly and specifically tied to one or more of the following business criteria, determined with respect to the Company: consolidated pre-tax earnings, net revenues, net earnings, net income, operating income, earnings before interest and taxes, cash flow, credit quality, return on equity, return on net assets employed or earnings per share for the applicable Performance Period, all as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements and subject to such other special rules and conditions as the Compensation Committee may establish at any time ending on or before the 90th day of the applicable Performance Period. Such Performance Factors shall constitute the sole business criteria upon which the performance goals under this Plan shall be based.

1.7 Compensation Committee — a committee comprised solely of two or more members of the Board of Directors of Metris Companies Inc., each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

1.8 Deferred Stock Account — shall mean a book reserve maintained by the Company for the purpose of measuring the amount payable to a Participant with respect to the deferred portion of the Participant’s bonus payment for a Performance Period.

1.9 Designated Beneficiary — shall mean the person or persons entitled to receive the remaining Distributable Balance in a Participant’s Deferred Stock Account at the Participant’s death.

1.10 Distributable Balance — shall mean the balance in a Participant’s Deferred Stock Account that is distributable to the Participant upon termination of the Participant’s employment or the earlier distribution date specified by the Participant.

1.11 Exchange Act — shall mean the Securities Exchange Act of 1934, as amended.

1.12 Fair Market Value — of a share of Common Stock shall mean its closing sale price on the principal national stock exchange on which Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Compensation Committee by whatever means or method as the Compensation Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

1.13 Legal Representative — shall mean a guardian, legal representative or other person acting in a similar capacity with respect to a Participant.

1.14 Participant — the President and Chief Executive Officer, and any of the Executive Vice Presidents or Senior Vice Presidents of the Company who are designated by the Compensation Committee at any time ending on or before the 90th day of each Performance Period as Participants in this Plan.

1.15 Performance Period — the twelve consecutive month period which coincides with the Company’s fiscal year.

1.16 Targeted Bonus Percentage — the percentage identified in Schedule Y.

      2.     Administration.

2.1 Compensation Committee. The Plan shall be administered by the Compensation Committee.

2.2 Determinations Made Prior to Each Performance Period. At any time ending on or before the 90th day of each Performance Period, the Compensation Committee shall:

(a) designate Participants for that Performance Period;

(b) establish Targeted Bonus Percentages for the Performance Period by amending (in writing) Schedule Y;

(c) establish Company Performance Factors for the Performance Period by amending (in writing) Schedule Z.

2.3 Certification. Following the close of each Performance Period and prior to payment of any bonus under the Plan, the Compensation Committee must certify in writing that the Company Performance Factor and all other factors upon which a bonus is based have been attained.

2.4 Shareholder Approval. The material terms of this Plan shall be disclosed to and approved by shareholders of the Company in accordance with Section 162(m) of the Code. No bonus shall be paid under this Plan unless such shareholder approval has been obtained.

      3.     Bonus Payment.

3.1 Formula. Each Participant shall receive a bonus payment for each Performance Period in an amount not greater than:

(a) the Participant’s Base Pay for the Performance Period, multiplied by.

(b) the Participant’s Targeted Bonus Percentage for the Performance Period multiplied by

(c) the Participant’s Company Performance Factor for the Performance Period.

3.2 Limitations.

(a) No payment if Company Performance Factor not Achieved. In no event shall any Participant receive a bonus payment hereunder if the Company Performance Factor and all other factors on which the bonus payment is based is not achieved during the Performance Period.

(b) No payment in excess of preestablished amount. No Participant shall receive a bonus payment under this Plan for any Performance Period in excess of $4 million.

(c) Compensation Committee may reduce bonus payment. The Compensation Committee retains sole discretion to reduce the amount of or eliminate any bonus otherwise payable under this Plan.

      4.     Benefit Payments.

4.1 Time and Form of Payments. Subject to Section 5 below, 50% of the bonus payment under the Plan for a Performance Period shall be paid to the Participant in one or more cash payments as soon as determined by the Compensation Committee after it has certified that the Company Performance Factor and all other factors upon which the bonus payment for the Participant is based have been attained.

4.2 Nontransferability. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

4.3 Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

      5.     Deferred Stock Accounts and Company Match Awards.

5.1 Deferred Stock Accounts. An amount equivalent to 50% of the gross bonus payment payable to a Participant under the Plan for a Performance Period will be credited to the Participant’s Deferred Stock Account as of the date on which the first cash bonus payment for the Compensation Performance Period is paid to the Participant pursuant to subsection 4.1, provided, however, that a Participant may elect, in accordance with rules and regulations established by the Compensation Committee, to have all or a portion of such amount paid to the Participant in cash under subsection 4.1 above rather than credited to the Participant’s Deferred Stock Account. Amounts credited to a Participant’s Deferred Stock Account pursuant to the subsection 5.1 (as adjusted for deemed investment returns) shall be 100% vested at all times.

5.2 Company Match Awards. As of each date on which an amount is credited to a Participant’s Deferred Stock Account pursuant to subsection 5.1, there shall also be credited to the Deferred Stock Account a Company Match amount equal to 33 1/3% of the amount credited to the Deferred Stock Account as of such date pursuant to subsection 5.1. The Company Match amount so credited to a Participant’s Deferred Stock Account pursuant to this subsection 5.2 (as adjusted for deemed investment returns hereunder) shall become vested on the third anniversary of the end of the Performance Period, provided that the Participant is an employee of the Company (or a subsidiary of the Company) on such date.

5.3 Deemed Investment of Deferred Stock Accounts. Amounts credited to a Participant’s Deferred Stock Account pursuant to subsections 5.1 and 5.2 above shall be deemed to be invested in whole and fractional shares of Common Stock at the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Stock Account.

5.4 Distribution of Deferred Stock Accounts. On the earlier of (a) the date specified by the Participant (which shall be no earlier than the third anniversary of the end of the Performance Period) in accordance with rules and regulations established by the Compensation Committee or (b) the date the Participant terminates his/her employment for whatever reason, the Company shall compute the “Distributable Balance” in the Deferred Stock Account on such date. This Distributable Balance shall include (i) if the Participant’s employment has terminated, all amounts credited to the Deferred Stock Account pursuant to subsection 5.1 through the current month (as adjusted for deemed investment returns hereunder), or, if the Participant’s employment has not terminated, all amounts credited to the Deferred Stock Account pursuant to subsection 5.1 that are distributable to the Participant on such date (as adjusted for deemed investment returns hereunder) and (ii) if the Participant’s employment has terminated for retirement, disability or death, all Company Match amounts credited to the Deferred Stock Account (as adjusted for deemed investment returns hereunder), or, if the Participant’s employment has not terminated or has terminated for any other reason, the vested Company Match amounts credited to the Deferred Stock Account (as adjusted for deemed investment returns hereunder). In the event that the Participant becomes disabled, his/her employment shall for these purposes be deemed to terminate on the first day of the month in which he/she begins to receive long term disability payments provided by the Company’s insurance carrier. Payment of the Distributable Balance under these events will be in accordance with the Participant’s payment method and distribution date elections. For purposes of this subsection 5.4, “disability” shall mean a total physical disability which, in the Company’s judgment, prevents the Participant from performing substantially his/her employment duties and responsibilities for a continuous period of at least six months, and “retirement” shall mean retirement as defined in the Metris Retirement Plan. All distributions hereunder will be made in whole shares of Common Stock and cash equal to the Fair Market Value of any fractional share. If a Participant dies before his/her entire Distributable Balance has been paid, the Company shall pay the then undistributed remainder of the Distributable Balance to the Participant’s Designated Beneficiary. Subject to adjustment as provided in subsection 5.8, 600,000 shares of Common Stock shall be available under the Plan. Such shares of Common Stock shall be reduced by the aggregate number of shares of Common Stock allocated to Participants’ Deferred Stock Accounts under the Plan. To the extent that shares of Common Stock allocated to Participants’ Deferred Stock Accounts are forfeited, then such shares of Common Stock shall again be available under the Plan. Shares of Common Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

5.5 Designation of Beneficiaries. A Participant may designate a Designated Beneficiary by executing and filing with the Company during his/her lifetime, a beneficiary designation. The Participant may change or revoke any such designation by executing and filing with the Company during his/her lifetime a new beneficiary designation. If any Designated Beneficiary predeceases the Participant, or if any corporation, partnership, trust or other entity which is a Designated Beneficiary is terminated, dissolved, becomes insolvent, is adjudicated bankrupt prior to the date of the Participant’s death, or if the Participant fails to designate a beneficiary, then the following persons in the order set forth below shall receive the entire amount which the previous Designated Beneficiary would have been entitled to receive:

(i) Participant’s spouse, if living; otherwise

(ii) Participant’s then living descendants, per stirpes; and otherwise;

(iii) Participant’s estate

5.6 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the Participant of any federal, state, local or other taxes which may be required to be withheld or paid in connection with the distribution of Common Stock. In the alternative, the Company may withhold whole shares of Common Stock which would otherwise be delivered to a Participant, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with a distribution (the “Tax Date”) in the amount necessary to satisfy any such obligation or (ii) the Participant may satisfy any such obligation. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.

5.7 Restrictions on Shares. If at any time the Company determines that the listing, registration or qualification of the shares of Common Stock allocated to the Deferred Stock Accounts of Participants upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered to any Participant hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.8 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities deemed to be held in each Deferred Stock Account shall be appropriately adjusted by the Compensation Committee. The decision of the Compensation Committee regarding any such adjustment shall be final, binding and conclusive.

5.9 Change in Control.

(a) (1) Notwithstanding any provision in the Plan, in the event of a Change in Control, the Compensation Committee may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, causing the amount in a Deferred Stock Account attributable to a Company Match to vest, or electing that each outstanding Deferred Stock Account shall be canceled by the Company, and that each Participant shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to the number of shares of Common Stock then deemed to be in the Participant’s Deferred Stock Account, multiplied by the greater of (x) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control.

(2) In the event of a Change in Control pursuant to subsection (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, the Compensation Committee may, but shall not be required to, substitute for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control.

(b) For purposes of the Plan, “Change in Control” shall mean:

(1) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person, entity or group (a “Person”), including any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than T.H. Lee, of shares and securities representing more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the “Outstanding Voting Securities”), excluding, however, the following: (i) any acquisition directly from the Company or a subsidiary of the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or a subsidiary of the Company), (ii) any acquisition by the Company or a subsidiary of the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or a subsidiary of the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 5.6(b) (all such persons, collectively, the “Exempted Persons”);

(2) individuals who, as of January 1, 2004, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to January 1, 2004, whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3) approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company’s assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or subsidiary of the Company, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or subsidiary of the Company, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, (z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) approval by the shareholders of the Company of (i) a plan of complete liquidation or dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company.

      6. Amendment and Termination. The Compensation Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

      7.     Miscellaneous.

7.1 Effective Date. The effective date of this amendment and restatement of the Plan is January 1, 2004.

7.2 Term of the Plan. Unless the Plan shall have been discontinued or terminated, the Plan shall terminate on December 31, 2008. No bonus shall be granted after the termination of the Plan; provided, however, that a payment with respect to a Performance Period which begins before such termination may be made thereafter. In addition, the authority of the Compensation Committee to amend the Plan, shall extend beyond the termination of the Plan.

7.3 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any ways material or relevant to the construction or interpretation of the Plan or any provision thereof.

7.4 Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

7.5 Employment Rights and Other Benefits Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the participant’s employment at any time. This Plan shall not replace any contract of employment, whether oral, or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

7.6 No Trust Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

7.7 Governing Law. The place of administration of the Plan shall be in the State of Minnesota. The corporate law of the State of Delaware shall govern issues relating to the validity and issuance of shares of Common Stock. Otherwise, the Plan shall be construed and administered in accordance with the laws of the State of Minnesota, without giving effect to principles relating to conflict of laws.

7.8 Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

7.9 Qualified Performance-Based Compensation. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder to the maximum extent possible as qualified performance-based compensation within the meaning of Section 162(m) of the Code.

PROXY FOR SHARES OF
METRIS COMPANIES INC.	COMMON STOCK

10900 Wayzata Boulevard
Minnetonka, Minnesota 55305

ANNUAL MEETING OF STOCKHOLDERS — WEDNESDAY, SEPTEMBER 15, 2004, 9:00 A.M.

     This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on Wednesday, September 15, 2004.

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 30, 2004, revoking all prior proxies, hereby appoints DAVID D. WESSELINK and RICHARD G. EVANS as proxies, each with the power to act alone and with the power of substitution and revocation, and hereby authorizes them to cast all the votes that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Metris Companies Inc. to be held on September 15, 2004, or any adjournment thereof, as specified on the reverse side, on the following matters, that are further described in the Proxy Statement related hereto.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, AND FOR PROPOSALS 2 AND 3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

ADDRESS CHANGE:

(If address change has been noted, please check corresponding box on the reverse side)

See reverse for voting instructions.

METRIS COMPANIES INC.
10900 WAYZATA BOULEVARD
MINNETONKA, MINNESOTA 55305

VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
 Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Metris Companies Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK
	MTRIS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METRIS COMPANIES INC.

The Board of Directors recommends a vote FOR all
nominees listed below, and FOR Proposals 2 and 3.

1.	Election of Seven Directors			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

	Nominees:	01) Leo R. Breitman	05) Edward B. Speno
		02) John A. Cleary	06) Frank D. Trestman	O	O	O
		03) Jerome J. Jenko	07) David D. Wesselink
04) Donald J. Sanders

		For	Against	Abstain
Vote On Proposals

2.	To approve the Metris Companies Inc. Annual Incentive Bonus Plan for Designated Corporate Officers.	O	O	O

3.	To ratify KPMG LLP as Metris’ independent auditor for the fiscal year ending December 31, 2004.	O	O	O

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
USING THE ENCLOSED ENVELOPE.

Address change? Mark box and indicate changes on the reverse.	O

(If there are co-owners, both must sign.) Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BLOCK]	Date	Signature (Joint Owners)	Date

PROXY FOR SHARES OF SERIES C PREFERRED
METRIS COMPANIES INC.

10900 Wayzata Boulevard
Minnetonka, Minnesota 55305

ANNUAL MEETING OF STOCKHOLDERS — WEDNESDAY, SEPTEMBER 15, 2004, 9:00 A.M.

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on Wednesday, September 15, 2004.

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 30, 2004, revoking all prior proxies, hereby appoints DAVID D. WESSELINK and RICHARD G. EVANS as proxies, each with the power to act alone and with the power of substitution and revocation, and hereby authorizes them to cast all the votes that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Metris Companies Inc. to be held on September 15, 2004, or any adjournment thereof, as specified on the reverse side, on the following matters, that are further described in the Proxy Statement related hereto.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, AND FOR PROPOSALS 2 AND 3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

ADDRESS CHANGE:

(If address change has been noted, please check corresponding box on the reverse side)

See reverse for voting instructions.

METRIS COMPANIES INC.
10900 WAYZATA BOULEVARD
MINNETONKA, MINNESOTA 55305

VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
 Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Metris Companies Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK	MTRIS3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METRIS COMPANIES INC.

The Board of Directors recommends a vote FOR all
nominees listed below, and FOR Proposals 2 and 3.

1.	Election of Four Directors-			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

	Nominees:	01 — C. Hunter Boll	03 — David V. Harkins
		02 — Thomas M. Hagerty	04 — Thomas H. Lee	O	O	O

Vote On Proposals
		For	Against	Abstain

2.	To approve the Metris Companies Inc. Annual Incentive Bonus Plan for Designated Corporate Officers.	O	O	O

3.	To ratify KPMG LLP as Metris’ independent auditor for the fiscal year ending December 31, 2004.	O	O	O

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER
THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF,
AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
USING THE ENCLOSED ENVELOPE.

Address change? Mark box and indicate changes on the reverse.	O

(If there are co-owners, both must sign.) Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BLOCK]	Date	Signature (Joint Owners)	Date